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Exhibit 10.31

INDUSTRIAL LEASE AGREEMENT

GRAND/ROEBLING INVESTMENT COMPANY
a California limited partnership

LANDLORD

and

SHAMAN PHARMACEUTICALS, INC.
a California corporation

TENANT

213 EAST GRAND AVENUE
217 EAST GRAND AVENUE
317 ROEBLING ROAD
SOUTH SAN FRANCISCO, CALIFORNIA

EFFECTIVE DATE OF EXECUTION: January 1, 1993

INDUSTRIAL LEASE AGREEMENT
BASIC LEASE INFORMATION

Effective Date of Execution:			January 1, 1993
Landlord:			GRAND/ROEBLING INVESTMENT COMPANY, a California limited partnership.
Tenant:			SHAMAN PHARMACEUTICALS, INC., a California corporation.
Building Addresses:			213 East Grand Avenue 217 East Grand Avenue 317 Roebling Road South San Francisco, CA
Real Property:
			Parcels 1, 2 and 3, more particularly described in Exhibit "B-1" attached hereto and incorporated herein by reference, known as San Mateo County Assessor Parcel Numbers 015-041-270 and 015-041-200 (together, the "Real Property"). A Plot Plan outlining the Real Property, the location of the three (3) Buildings site on the Real Property, and the Easement and Driveway (referenced below) is attached hereto as Exhibit "A" and incorporated herein by reference.
Section Page
1.1	1	Premises:
			The Premises consist of all of the following: (i) all (100%) of the Real Property; (ii) each of the three (3) Buildings located on the Real Property and commonly referred to as 213 East Grand Avenue, 217 East Grand Avenue and 317 Roebling Road in South San Francisco, California; and (iii) a non-exclusive easement ("Easement") to use in common with others for purposes of ingress and egress to the Real Property a portion of Parcel 4 (adjacent to and contiguous with Parcel 3, known as Assessor's Parcel Number 015-041-280 and more particularly described in Exhibit "B-2" hereto)
2.1	7	Term Commencement Date:	March 1, 1993
2.1	7	Term Expiration Date:	February 28, 2003
2.2	7	Options To Extend Term of Lease:	Two (2) Options To Extend Term Of Lease, Each Option To Be For A Period Of Five (5) Years.

3.1	9	Annual Base Rent During The Initial Term Payable In Equal Monthly Installments:	March 1—December 31, 1993: $750,000.00, payable in equal monthly installments of $75,000,00.
			January 1—December 31, 1994: $960,000.00, payable in equal monthly installments of $80,000.00.
			January 1—December 31, 1995: $990,000.00, payable in equal monthly installments of $82,500.00.
			January 1—December 31, 1996: $1,020,000.00, payable in equal monthly installments of $85,000.00.

			January 1, 1987—February 28, 2003: The Annual Base Rent increases in accordance with the provisions set forth In Section 3.2 of the Lease. Provided, however, in no event shall the Annual Base Rent for a new Lease Year be less than the Annual Base Rent payable for the preceding Lease Year.
4.1	14	Tenant's Percentage Share of Common Area and Operating Costs:
			One hundred percent (100%) of all Operating Costs attributable to the Premises; plus one hundred percent (100%) of all costs attributable to the Tenant's Common Area; and eighty percent (80%) of all costs attributable to the Shared Common Area.
4.5	17	Tenant's Percentage Share of Taxes:
			One hundred percent (100%) of all Taxes attributable to the Premises; plus one hundred percent (100%) of all Taxes attributable to Tenant's personal property, tenant improvements, fixtures, trade fixtures and Alterations.
5.1	19	Security Deposit:	$100,000.00
6.1	20	Use of Premises:	Office, Light Manufacturing, Laboratory, Research and Related operations.
25.1	43	Tenant's Address For Notices:	Shaman Pharmaceuticals, Inc. 213 East Grand Avenue South San Francisco, California Telecopier: 415-637-7786 ATTN: Lisa A. Conte, President
25.1	43	Landlord's Address For Notices:	GRAND/ROEBLING INVESTMENT COMPANY c/o, MATTISON/SHIDLER INVESTMENT CO. Four Embarcadero Center, Suite 3150 San Francisco, CA 94111 Telecopier: 415-394-6062 ATTN: J. Stanley Mattison

2

INDUSTRIAL LEASE AGREEMENT

    This INDUSTRIAL LEASE AGREEMENT (the "Lease") is made on this 1st day of January, 1993 (the "Lease Execution Date"), by and between GRAND/ROEBLING INVESTMENT COMPANY, a California limited partnership ("Landlord"), and SHAMAN PHARMACEUTICALS, INC., a California corporation ("Tenant").

    IN CONSIDERATION OF THE COVENANTS AND CONDITIONS HEREINAFTER CONTAINED, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION THE AMOUNT, SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE UNDERSIGNED AGREE AS FOLLOWS:

ARTICLE 1

PREMISES

    1.1 Agreement To Lease Promises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, for the term and subject to the agreements, conditions and provisions contained in the Basic Lease Information and as hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises (the "Premises") more particularly described in the Basic Lease Information attached hereto and made a part hereof. The Real Property is more particularly described in Exhibit "B-1" attached hereto and incorporated herein by reference.

      (a) The Project. The Premises are part of a multitenant business and industrial park (the "Project") located on the real property adjacent to and contiguous with the Real Property. The Project, including the Premises, is identified on the Plot Plan attached hereto as Exhibit "A". Tenant acknowledges and agrees that Landlord shall have the right, from time to time, to develop and implement agreements with various tenants of the Project for purposes of insuring adequate ingress and egress to various portions of the Project (including parking places and loading docks) by all tenants, to insure the proper operation, maintenance and repair of the Shared common Areas (defined below), to acquire adjacent properties from third parties and incorporate them into the Project (and, if required, to proportionally reallocate Tenant's Share of Common Area and operating Costs to reflect the acquisition). Landlord shall have the right to record reciprocal easement agreements, covenants, conditions and restrictions on various parts of the Project, including the Real Property, and Tenant agrees that this Lease and all terms and conditions hereof shall be junior and subordinate to any such easements or covenants, conditions and restrictions; provided, however, a condition precedent to any such subordination shall be that Landlord provide Tenant with a written agreement that, so long as Tenant is not then in default under this Lease, Tenant's rights under this Lease shall not be disturbed by enforcement of any rights under such easement or covenants, conditions and restrictions. At any time and from time to time, but in no event on less than ten (10) calendar days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or any person or entity designated by Landlord, promptly upon request, an agreement subordinating this Lease and Tenant's interest therein, to any such easements and/or covenants, conditions and restrictions made for the benefit of all tenants in the Project. If Tenant fails to deliver an executed and acknowledged subordination agreement within ten (10) calendar days after receipt thereof by Tenant, Tenant irrevocably constitutes and appoints Landlord as its special attorney in fact to execute, acknowledge and deliver said subordination agreement, and record the same against the title of the Real Property.

      (b) Agreement Respecting Parcels 1 and 2; Right of First opportunity to Lease New Building. The Premises include the non-exclusive right to use Parcels 1 and 2; however, Tenant's use of Parcels 1 and 2 shall be limited to the parking of vehicles thereon and for ingress and egress to and from other parts of the Project and the Premises. Other tenants in the Project also have a non-exclusive right to use Parcels 1 and 2 for purposes of ingress and egress to and from their respective leased premises. The vacant building located on Parcels 1 and 2 is commonly referred to as the 11205 East Grand Building." Landlord intends (but shall not be required) to demolish the 205 East Grand Building at an undetermined time in the future. If Landlord demolishes the 205 East Grand Building, it shall not be required to rebuild or reconstruct a new building on Parcels 1 and 2; the Annual Base Rent (or if applicable, the Annual Option Period Base Rent) charged pursuant to this Lease shall not be reduced or changed; however, if the parking supply on Parcels 1 and 2 is increased as a result of said demolition, Tenant shall be granted the temporary right and license to use said increased parking supply. However, if in the exercise of Landlord's sole discretion it elects to construct a new building on Parcels 1 and 2 including sufficient parking supply to serve the new building (together, the "New Building"), Landlord will have the right to reclaim any increased parking supply that resulted from the earlier demolition and Tenant's right and license to use said increased parking supply shall terminate and expire. Further, Landlord will provide Tenant with the right of first opportunity ("Right of First opportunity") to lease the New Building. Prior to offering the New Building for lease to any third party or entity, Landlord shall first deliver written notice thereof to the Tenant (the "Notice of Intent To Lease") and offer the Tenant the first opportunity to lease the New Building. The Notice of Intent to Lease shall contain a full statement of the rent and other monetary terms pursuant to which the Landlord is proposing to lease the New Building and shall contain an offer by the Landlord to lease the New Building to the Tenant on the rent set forth in the Notice, for a term which equals the remaining Term of this Lease (including all Option Periods) and on all other terms and conditions set forth in this Lease. Tenant shall have thirty (30) calendar days following its receipt of the Notice of Intent to Lease within which to either accept the offer set forth in said Notice, or otherwise reach written agreement with the Landlord as to acceptable terms or conditions. If the Tenant either timely accepts the offer contained in the Notice of Intent to Lease or timely reaches an alternate agreement with the Landlord, then the Landlord shall lease and the Tenant shall hire the New Building on the terms and conditions set forth in said Notice or as otherwise agreed. However, if Landlord and Tenant fail to timely reach agreement, then the Right of First opportunity herein granted shall terminate and expire and Landlord shall thereafter have the unrestricted right to lease the New Building to any third party or entity. If Landlord in fact leases the New Building to a third party or entity, then this Lease will be amended to proportionately reduce Tenant's Share of Common Area and Operating Costs and Tenant's Share of Taxes as are allocable to Parcels 1 and 2, to reflect Tenant's continuing use of the paved and landscaped areas of said Parcels 1 and 2.

         (i) Landlord's Reserved Rights In Parcels 1 and 2. Landlord hereby reserves unto itself and its successors and assigns, the absolute right to enter Parcels 1 and 2 at any time and from time to time for the purpose of demolishing the 205 East Grand Building and/or for the purpose of constructing a New Building thereon. During the exercise of the rights herein reserved, Landlord shall use its best efforts not to obstruct or unreasonably interfere with Tenant's use of Parcels 1 and 2 as a parking area or otherwise interfere with Tenant's business.

    1.2 Three Party Agreement. The Premises are currently occupied by Berlex Laboratories, Inc., a Delaware corporation ("Berlex") pursuant to that certain Lease agreement by and between Landlord, as landlord, and Berlex, as tenant, dated December 20, 1985 (as amended on March 5, 1987 and again on April 1, 1991) (together with all amendments, the "Berlex Lease"). The term of the Berlex Lease expires on December 31, 1996. Tenant intended to sublease the Premises from Berlex through expiration of the term of the Berlex Lease and Landlord intended to consent to said sublease. However, Berlex decided for its own reasons not to sublease the Premises to Tenant, but instead requested that Tenant execute this Lease directly with Landlord; and, that the continuing and respective obligations between Berlex, Landlord and Tenant be set forth in that certain Three Party Agreement of even date herewith (the "Three Party Agreement"), a copy of which is attached hereto as Exhibit "C" and incorporated herein by reference. Landlord and Tenant agreed, but as a condition thereto Landlord required Berlex (in the Three Party Agreement) to agree that, in the event of default by Tenant under this Lease which remain uncured following notice to Tenant and Berlex, Landlord shall have the independent right to pursue legal remedies against Berlex, whether or not it pursued Tenant. As a result, the Three Party Agreement reflects that the Berlex Lease will be terminated as of the Lease Execution Date and that Berlex guarantees to Landlord the full, timely and complete performance of all financial and performance obligations of Tenant under this Lease, on the terms and conditions Bet forth in the Three Party Agreement.

      (a) Notwithstanding anything in the Three Party Agreement to the contrary, if Tenant hereunder for any reason commits an Event of Default which remains uncured following expiration of the applicable cure period, then Landlord shall have the right to notify Berlex of said Event of Default and demand that Berlex cure said Event of Default within three (3) calendar days following receipt of Landlord's written demand therefor. If Berlex for any reason fails to timely cure the Event of Default described in Landlord's notice, then Berlex shall be deemed to have committed an event of default under the Three Party Agreement and Landlord shall, as against Berlex, have all the rights and remedies granted Landlord against Berlex under the Three Party Agreement. The rights of Landlord as against Berlex are independent and separate from Landlord's rights as against Tenant if Tenant commits an Event of Default hereunder. Nothing in this Subsection 1.2(h) shall be deemed to extend or modify any time period for notice to Tenant or for performance by Tenant of any term or condition of this Lease.

    1.3 Possession, Indemnity and Condition of Premises.

      (a) Possession. As provided in the Three Party Agreement, possession of the Premises shall (subject to the cooperation of Berlex) be delivered to Tenant on the Term Commencement Date.

      (b) Indemnification by Tenant. Tenant acknowledges and agrees that Berlex, not Landlord, has control of and occupancy of the Premises and the duty under the Three Party Agreement to deliver occupancy thereof to Tenant in accordance with the occupancy schedule set forth above. Tenant agrees to and shall indemnify, defend, protect and hold Landlord free and harmless against any and all loss, cost, damage, liability, injury and expense (including attorneys' fees and costs) arising out of or in any way related to the failure by Berlex to timely deliver to Tenant occupancy of any part of the Premises. Further, if for any reason Berlex does, not timely deliver occupancy of the Premises to Tenant on or before the dates set forth in the Three Party Agreement, Landlord shall not be liable for any damage thereby caused and this Lease shall not be void or voidable thereby, and the party obligated to pay rent to Landlord as set forth herein or in the Three Party Agreement shall remain liable for payment of said rent. No failure to timely deliver occupancy of any part of the Premises by Berlex shall: (i) in any way affect any other obligations of Tenant hereunder; or (ii) extend the Term Expiration Date. Tenant agrees to look solely to Berlex and it's obligations under the Three Party Agreement for reimbursement of any damage caused by Berlex's failure to deliver occupancy of any part or all of the Premises.

      (c) Premises in Good Condition. Tenant's acceptance of legal possession of the Premises or any part thereof (whether before or after the Term Commencement Date) shall constitute Tenant's acknowledgment that the Premises or the part so accepted are in good order and satisfactory condition and all claims to the contrary against Landlord shall be deemed waived and released.

    1.4 Non-Exclusive Basement and License.

      (a) Non-Exclusive Easement. Landlord is the legal owner of the real property identified in Exhibit "B-2" hereto as Parcel 4, which is adjacent to the Real Property and is referred to as Assessors Parcel Number 015-041-280 (the "Easement Parcel"). Landlord hereby grants to Tenant and its approved subtenants, agents, employees, customers, guests, patrons and invitees, a non-exclusive easement to use the Easement Parcel for the express and limited purpose of providing ingress and egress to and from the Premises; provided, however, that Tenant and its approved subtenants, agents, employees, customers, guests, patrons and invitees shall not park in or on the Easement Parcel nor interfere with the use and enjoyment of the Easement Parcel by others permitted to use the same.

      (b) Non-Exclusive License. Landlord has the right to grant Tenant a License, and hereby grants to Tenant a nonexclusive License to use the Driveway an the Driveway Parcel for the limited and sole purpose of ingress and egress to the 217 East Grand Building on the Premises, pursuant to the terms and conditions of that certain License Agreement ("License Agreement") dated August 2, 1989 and recorded on August 16, 1989 as Document #83108313 in the official Records of San Mateo County, California, by and between Camille Bundte (as "Grantor"), as the legal and equitable owner of the Driveway Parcel, and Landlord (as "Grantee").

         (i) Subsequent to execution of the License Agreement, Berlex entered into a separate lease agreement with the owner of the Driveway Parcel which affects the continued existence of the License Agreement. Therefore, the continued existence of the License granted to Tenant hereunder is specifically conditioned upon Berlex maintaining its lease agreement with the owner of the Driveway Parcel in full force and effect, and upon the owner of the Driveway Parcel maintaining the License Agreement in full force and effect. If for any reason the owner of the Driveway Parcel either terminates its lease agreement with Berlex, or, terminates the License Agreement with Landlord, then the License herein granted shall simultaneously terminate, expire and have no further force or effect and neither Landlord's or Tenant's obligations hereunder shall be affected by said termination, and there shall be no abatement or reduction in rent or change in Tenant's Share of Common Area and operating Costs or Tenant's Share of Taxes as a result of the termination of the License.

    1.5 Common Areas.

      (a) Shared Common Areas. "Shared Common Areas" shall mean all portions of the Project used and maintained for the tenants and occupants of the Project, including exterior sidewalk areas, paved areas, landscaped areas, irrigation systems, exterior lighting systems, driveways, Taxes (to the extent allocated to Shared Common Areas), insurance costs for the Project as a whole, parking areas, perimeter security, government-mandated improvements to the Project, berms and other portions of the Premises that are used in common by other tenants of the Project.

      (b) Tenant's Common Areas. "Tenant's Common Areas" shall mean all Shared Common Areas that are physically located within the Real Property and the Premises, that can be directly identified and attributed to use solely by the Tenant.

ARTICLE 2

TERM; OPTION TO EXTEND TERM

    2.1 Term. The term of this Lease ("Term") shall commence on that date (the "Term Commencement Date") set forth in the Basic Lease Information. Unless sooner terminated or extended as hereinafter provided, the Term shall end on the "Term Expiration Date" specified in the Basic Lease Information.

    2.2 Options To Extend Term. Subject to satisfaction of the conditions precedent set forth in Section 2.2(a) below, Tenant is hereby granted two (2) separate options (respectively, "Option #1" and "Option #2") to extend the Term of this Lease. Each option shall be for an additional period of five (5) years each (respectively, "Option Period #1" and "Option Period #2") from and after the Term Expiration Date. The Options herein granted may be exercised only by Tenant, and only by delivery to Landlord of a written notice thereof (a "Notice of Exercise of Option") on a date which, in the case of Option #1 is delivered not earlier than five hundred forty (540) calendar days nor less than three hundred sixty (360) calendar days prior to the Term Expiration Date, and in the case of Option #2 is delivered on a date not earlier than five hundred forty (540) calendar days nor less than three hundred sixty (360) calendar days prior to the expiration of Option Period #1. In the event Tenant for any reason fails to timely deliver to Landlord a Notice of Exercise of Option #1 as herein provided, then both Option #1 and Option #2 shall terminate and expire and have no further force or effect and the Term of this Lease shall expire on the Term Expiration Date; and, in the event Tenant timely exercises option #1 but for any reason subsequently fails to timely exercise Option #2, then Option #2 shall terminate and expire and have no further force or effect and the term of this Lease shall expire at the expiration of Option Period #1. In the event Tenant timely exercises either of the options herein granted, Tenant shall lease the Premises pursuant to each and every term and condition as provided in this Lease; provided, however, the Annual option Period Base Rent payable by Tenant during either option Period shall be the applicable annual option Period Base Rent specified in Section 3.2 hereinbelow.

      (a) Conditions Precedent. Notwithstanding anything in this Lease to the contrary, the following conditions precedent must be satisfied in order for either Option to be exercised, or if exercised, to remain in force and effect:

         (i) Within a reasonable period of time following expiration of each calendar quarter during each year of the Term hereof (including option Periods) but in no, event later than five (5) business days following written demand from Landlord, Tenant shall deliver to Landlord a written certification ("Certification") prepared and executed by a managing or executive officer of Tenant, certifying under penalty of perjury that (A) there has been no material adverse change to Tenant's financial condition during the prior calendar quarter, or if such changes have occurred, stating the nature of such changes; and (B) an unaudited financial statement covering that most recently ended calendar quarter, certifying Tenant's net worth as of the date of said period.

        (ii) Within a reasonable period of time following expiration of each calendar year during the Term hereof (including option Periods) but in no event later than five (5) business days following written demand from Landlord, Tenant shall deliver to Landlord a written full, audited financial statement ("Financial Statement") prepared by an independent certified public accountant covering that most recently ended calendar year, certifying Tenant's net worth as of the date of said audit. Tenant hereby represents and warrants to Landlord that, on the date this Lease was executed, Tenant's net worth is in excess of Thirteen Million & No/00 ($13,000,000.00).

       (iii) Tenant shall no right to exercise any option to extend the Term of this Lease if, for any reason, Tenant either: (A) fails to timely deliver a required Certification; or (B) a Certification timely delivered indicates that a material adverse change has occurred which, in the exercise of Landlord's sale discretion, is unacceptable; or (C) fails to timely deliver a required Financial Statement; or (D) a Financial Statement timely delivered indicates that Tenant's net worth on the date of the audit is less than Tenant's net worth as indicated hereinabove.

        (iv) If Tenant has committed an event of default under this Lease which remains uncured as of the date of giving a Notice Of Exercise of option, then Tenant shall have no right to exercise the option in question, said Option (and any Options that follow) shall terminate, expire as and when provided in Section 2.2 hereof and have no further force or effect, and this Lease shall unless earlier terminated expire on the next scheduled expiration date.

        (v) If following a proper and timely exercise of an option, Tenant commits an event of default under this Lease which remains uncured as of the date the option Period is scheduled to commence, then the exercise of that option shall ipso facto be deemed null and void, Tenant shall not have the right to exercise the option in question, said option (and any options that follow) shall terminate, expire and have no further force or effect, and this Lease shall unless earlier terminated expire on the next scheduled expiration date.

ARTICLE 3

ANNUAL BASE RENT; OPTION PERIOD RENT

    3.1 Annual Base Rent. Tenant shall pay to Landlord for the use of the Premises, at the address set forth in the Basic Lease Information (or to such other person or at such other address as Landlord shall designate in writing) the Annual Base Rent, in equal monthly installments, in the amounts specified in the Basic Lease Information, beginning an the Term Commencement Date and on the first (1st) day of each calendar month thereafter during the Term hereof.

      (a) Base Rent for the Period January 1 - February 28, 1993. For the period January 1, 1993 through February 28, 1993, the Three Party Agreement provides that Berlex shall pay to Landlord the Annual Base Rent, in monthly installments, in the amount set forth in the Basic Lease Information. From and after March 1, 1993, Tenant shall pay the Annual Base Rent (and, if applicable, the Annual Option Period Base Rent) in monthly installments to Landlord as set forth in this Lease.

    3.2 Annual Increases in Base Rent. Each twelve (12) month period following the Term Commencement Date (including option Periods) is referred to as a "Lease Year". Commencing on January 1, 1997, and at the commencement of each Lease Year thereafter (plus, if any option is timely and properly exercised, at the commencement of the second Lease Year of each Option Period and at the commencement of each Lease Year thereafter during each option Period) (each of said dates is hereinafter referred to an "Adjustment Date"), the Annual Base Rent (or if applicable, the Annual Option Period Base Rent) for the Lease Year immediately following each Adjustment Date shall increased by the following amount: (i) an amount equal to three percent (3%) of the Annual Base Rent (or if applicable, the Annual Option Period Base Rent) for the Lease Year just ended; plus (ii) the amount determined by multiplying the Annual Base Rent (or if applicable, the Annual Option Period Base Rent) for the Lease Year just ended, by one-half (50%) of any increase in the Consumer Price Index (defined below) for the Lease Year just ended which is in excess of five percent (5%). The amount calculated pursuant to the preceding sentence shall be added to the Annual Base Rent (or if applicable, the Annual option Period Base Rent) charged for the Lease Year immediately prior to the Adjustment Date in question, and the total of said amount shall be the Annual Base Rent (or if applicable, the Annual option Period Base Rent) for the Lease Year immediately following the Adjustment Date in question.

      (a) Consumer Price Index. At each Adjustment Date, Landlord shall determine whether or not the Consumer Price Index For All Urban Consumers For All Items of the San Francisco Oakland—San Jose (New Series, Base Period 1982-1984 = 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics for the most recent month prior to the Adjustment Date in question has increased by five percent (5%) or more over the consumer Price Index for the month immediately preceding commencement of the Lease Year just ended. If the present base of said Index should hereafter be changed, then the new base shall be converted to the base now used. In the event that said Bureau should cease to publish said Index figure then any similar Index published by any other branch or department of the U.S. Government shall be used, and if none is so published then another Index generally recognized as authoritative shall be substituted by agreement of the parties' hereto, or if no such agreement is reached within a reasonable time, either party may make application to the Presiding Judge of the Superior Court of the County of San Mateo, California to designate such other Index. In any event, the base used by any new Index shall be reconciled to the 1982 - 1984 = 100 base Index.

    3.3 Annual Option Period Base Rent. If an Option has been timely and properly exercised by Tenant, then for the first (1st) Lease Year of said Option Period, Tenant shall pay to Landlord an "Annual Option Period Base Rent", in equal monthly installments, in that amount which is equal to ninety-five percent (95%) of the prevailing fair market rent (defined below) for the Premises; provided, however, in no event shall the Annual Option Period Base Rent for the first (1st) year of any Option Period be less than the Annual Base Rent (or if applicable, the Annual Option Period Base Rent) payable for the Lease Year immediately preceding commencement of the Option Period in question.

      (a) The calculation of fair market rent shall include consideration of the value attributable to all improvements, tenant improvements, Alterations, fixtures and trade fixtures then installed on and/or used in the Premises at the time said calculation is made; provided, however, that the amount attributable to the hard costs for those trade fixtures and specialized improvements for Tenant's specific use which artificially inflate values for specific users of generic research and development and office buildings, which now exist or are hereafter installed in the 213 East Grand Building, shall be excluded from said calculation. The resulting amount shall be the prevailing "Fair Market Rent" for the first year of the Option Period in question, and ninety-five percent (95%) of the Fair Market Rent shall become the Annual Option Period Base Rent for the first year of the Option Period in question. The Fair Market Rent shall be that amount of rent that would be charged by landlords similar to the Landlord, to tenants similar to Tenant, in research and development and office buildings similar to the Buildings, in a park setting similar to the Project, with normal landlord contributions made for tenant improvements, for premises similar in size and in a similar condition to the Premises, for businesses similar to Tenant's business, for a period of time equal to the term of the option Period then commencing, in the area San Mateo county area.

      (b) Not less than thirty (30) calendar days following Landlord's receipt of a timely delivered and effective Notice of Exercise of option, Landlord shall deliver to Tenant written notice of what the Annual Option Period Base Rent will be for the first year of the Option Period in question. Tenant shall have thirty (36) calendar days following its receipt of Landlord's notice within which to deliver to Landlord a written notice stating whether Tenant either agrees, or disagrees, with Landlord's rent determination. If Tenant timely delivers a notice agreeing to Landlord's rent determination, or if for any reason Tenant fails to timely deliver any written notice to Landlord, then all objections shall be deemed waived and the amount of rent stated in Landlord's notice shall be the Annual Option Period Base Rent for the first year of the Option Period next to commence. However, if Tenant timely delivers to Landlord a notice of objection to Landlord's rent determination, Landlord and Tenant shall have thirty (30) calendar days thereafter to reach agreement (the "Final Rent Agreement Date"). If by the Final Rent Agreement Date, Landlord and Tenant have failed to reach agreement as to what the new Annual Option Period Base Rent shall be, then Landlord and Tenant shall submit that matter of determination of said Annual Option Period Base Rent to binding arbitration, as follows:

         (i) Not less than thirty (30) calendar days following the Final Rent Agreement Date, Landlord and Tenant shall each select an arbitrator to represent its interests and deliver written notice thereof to the other party so identifying said arbitrator. If either party shall fail to timely select its arbitrator, then the party who did timely select and notify the other party of the identify of its arbitrator shall have its arbitrator determine the Fair Market Rent for the Option Period in question, ninety-five percent (95%) of that amount shall be the Annual Option Period Base Rent for the first-year of said Option Period, and that arbitrators decision shall be final and binding on the parties hereto. Said arbitrators must be persons who and for the most recent five (5) year period have been members of the M.A.I. in good standing, have no less than five (5) years recent experience in the analysis and appraisal of research and development and/or industrial property rents for businesses similar to that of Tenant in properties similar to the Premises, in San Mateo County, California.

        (ii) if Landlord and Tenant each timely select and identify their two (2) arbitrators to each other, then said arbitrators shall meet within thirty (30) calendar days following their selection and attempt to agree on what the Fair Market Rent for the Premises shall be for the first year of the Option Period in question, what ninety-five percent (95%) of that amount shall be, and (subject to the provisions of this Section 3.3) that amount shall be the Annual Option Period Base Rent for the Option Period in question.

       (iii) If the arbitrators are able to timely agree, they shall deliver to Landlord and Tenant their written statement of what the Fair Market Rent for the Premises shall be for the first year of the option Period in question, ninety-five percent (95%) of that amount and the resulting Annual Option Period Base Rent, and said determination shall be final and binding and shall constitute an amendment to this Lease.

        (iv) If the two arbitrators are unable to agree on a Fair Market Rent prior to expiration of (30) calendar days following their selection, then within twenty (20) calendar days thereafter said two (2) arbitrators shall (A) deliver to one another a written statement indicating his/her determination of Fair Market Rent, and ninety-five (95%) percent of that amount for the Option Period in question, together with all reasons and documents supporting his/her decision, and (B) select a third arbitrator who has the qualifications to act as an arbitrator as set forth above. If the two (2) arbitrators are unable for any reason to timely agree on the selection of a third arbitrator, then either party to this Lease may apply to either the Presiding Judge or the Law and Motion Judge of the Superior Court of the County of San Mateo for appointment of a third, impartial arbitrator. When the third arbitrator is selected, the original arbitrators shall deliver to him/her copies of each of their proposed Fair Market Rent statements with all reasons and back-up documentation.

        (v) The role of the third arbitrator shall be to select which of the two proposed Fair Market Rents contained in the statements submitted to him/her by the original arbitrators most closely approximates his/her determination of Fair Market Rent, which determination shall be made within thirty (30) calendar days after the selection of the third arbitrator. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed Fair Market Rent statements. The Fair Market Rent chosen by the third arbitrator as most closely approximating his/her determination of Fair Market Rent shall constitute the decision of the arbitrators, shall be conclusive, final and binding on the parties hereto and ninety-five percent (95%) of that amount shall (subject to all other provisions of this Section 3.3) be the Annual Option Period Base Rent for the first year of the Option Period. All costs and expenses of the third arbitrator shall be borne equally by Landlord and Tenant. Otherwise, each party shall pay the costs and expenses of his own arbitrator.

        (vi) If for any reason Landlord and Tenant or the arbitrators shall be unable to determine Fair Market Rent prior to commencement of an option Period, then Tenant shall pay Landlord the Annual Option Period Base Rent in monthly installments in the amount set forth in Landlord's original rent notice. Within ten (10) calendar days following issuance of the final decision of the arbitrators as to the determination of Annual Option Period Base Rent, Tenant shall pay Landlord the difference, or Landlord shall credit Tenant the difference (if any there be) between the Annual Base Rent or Annual Option Period Base Rent (computed on a monthly basis) actually paid since commencement of the Option Period and the final Annual Option Period Base Rent (computed on a monthly basis) due and payable for the same period, as determined by arbitration.

    3.4 Rent Payments. All rent payments required to be made by Tenant under this Lease shall be in lawful money of the United States of America, shall be payable in advance, shall be made without any setoff, deduction, credit, offset or counterclaim whatsoever and shall be made payable to and delivered to Landlord at the place specified in the Basic Lease Information or such other person or such other place as Landlord may designate in writing. All amounts payable by Tenant pursuant to this Lease, unless otherwise designated as Annual Base Rent or Annual Option Period Base Rent, shall be payable as and shall be deemed to be "Additional Rent". Further, wherever in this Lease the terms "rent" or

"Rent" are used, the same shall mean Annual Base Rent, Annual Option Period Base Rent, or Additional Rent as the context dictates.

    3.5 Partial Months. If the Term Commencement Date is a day other than the first (1st) day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month (including Option Periods), then the Annual Base Rent or Annual Option Period Base Rent (computed on a monthly basis) for the first (1st) and last fractional months of the Term (or if applicable, the Option Period) shall be prorated on the basis of the number of days elapsed of the subject month.

ARTICLE 4

ADDITIONAL RENT TENANT'S SHARE OF COMMON AREA AND OPERATING COSTS; TENANT'S SHARE OF TAXES

    4.1 Additional Rent. Tenant's Share of Common Area and Operating Costs, The Annual Base Rent (or if applicable, the Annual Option Period Base Rent) payable during each year of the Term of this Lease (including Option Periods) shall be increased by Tenant's Share (as specified in the Basic Lease Information) of all operating costs and expenses ("Operating Costs") paid or incurred by Landlord during any calendar year during the Term of this Lease (including Option Periods) for operating, maintaining and repairing any part or all of the Project, the Premises or the Common Areas. Within thirty (30) calendar days after the end of each calendar year during the Term hereof, Landlord will notify tenant in writing of the amount which Landlord estimates will be the Operating Costs for the Premises for the calendar year just commencing. Beginning with the next monthly installment of Annual Base Rent (or if applicable, Annual option Period Base Rent) following the date Tenant receives Landlord's notice, and on the first (1st) day of each calendar month thereafter until otherwise notified, Tenant shall pay to Landlord, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount of operating Costs for the Premises set forth in Landlord's statement. A Statement (the "Operating Cost Statement") of the Operating Costs actually paid or incurred by Landlord for each calendar year during the Term of this Lease shall be delivered to Tenant within sixty (60) calendar days after the end of each calendar year. If the amount Landlord actually paid or incurred for Operating Costs for the calendar year just ended exceeds the total estimated amount actually paid by Tenant during the year covered by such operating Cost Statement, then within fifteen (15) calendar days thereafter, Tenant shall pay in cash any sums owed Landlord. However, if the amount Landlord actually paid or incurred for operating Costs for the calendar year just ended is less than the total estimated amount actually paid by Tenant during the year covered by such Operating Cost Statement, then Tenant shall receive at Landlord's election, a cash refund, a credit against any rent next accruing, or a credit for any Additional Rent next accruing, or a credit against any other sum currently due and owing by Tenant under this Lease. If the Term commencement Date is a date other than January 1, then the amount of Tenant's Share of Operating Costs payable by Tenant during the month and year in which the Lease commences shall be prorated on the basis of a three hundred sixty (360) day year from the Term Commencement Date to December 31 of the year in which the Lease commences. If this Lease expires or is terminated on a day other than the last day of a calendar year, the amount of Tenant's Share of Operating Costs payable by Tenant during the year in which the Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which the Lease expires or is terminated bears to three hundred sixty (360), and shall be due and payable monthly in advance notwithstanding the expiration or earlier termination of the Term. Following expiration of the calendar year in which the Lease expired or was terminated, Landlord shall give a final Operating Cost Statement to Tenant for such calendar year. If Tenant's Share of Operating Costs as shown on the final operating Cost Statement is greater or less than the total amounts of operating Costs actually paid by Tenant during the year covered by the final Operating Cost Statement, then within fifteen (15) calendar days thereafter the appropriate party shall pay to the other party any sums owed. Landlord reserves the right to invoice actual Operating

Costs to Tenant in arrears. Upon not less than five (5) business days notice and at reasonable times (but in no event more than once during any consecutive 12-month period), Landlord shall make available to Tenant during normal business hours at Landlord's offices, Landlord's books and records upon which any Operating cost Statement is based. Provided, however, if Tenant does not challenge any Operating Cost Statement within thirty (30) calendar days of its receipt, said Operating Cost Statement shall be conclusive between the parties.

    4.2 Operating Costs. "Operating Costs" as used herein shall include all costs, charges and expenses paid or incurred by Landlord in the course of ownership, management, operation, repair and maintenance of the Project, the Premises, the Buildings and improvements located on the Premises, the Shared Common Areas, Tenant's Common Areas, and adjacent sidewalks, landscaped areas, parking areas, service areas, common facilities and equipment and all other parts of the Premises, including, without limitation:

      (a) Wages, salaries, payroll taxes, workman's compensation, medical and general welfare benefits and other compensation, expenses, benefits, and other sums payable, as well as any adjustment thereto, for employees, independent contractors and agents of Landlord.

      (b) Costs and payments of service, repair, replacement, maintenance, management, inspections, landscaping, janitorial, window cleaning, rubbish removal, exterminating, elevator, escalator, plumbing, security, electrical, supplies and mechanical equipment or installations.

      (c) Premiums and other charges for insurance, including, without limitation, all risk, earthquake, Landlord's public liability, property damage, rental loss, and workers, compensation insurance, and such other insurance coverage as is reasonably determined by Landlord in the exercise of its discretion and/or required by its lenders.

      (d) Costs of electricity, water; gas, steam, sewer and other utility services (including all hook-up charges) provided to the Premises or areas adjacent thereto.

      (e) License, permit and inspection fees.

      (f)  Attorneys', accountants' and consultants' fees.

      (g) Normal and customary fees for property management (not to exceed 2% of the gross rents) and accounting services, whether provided by an independent management company, Landlord, or an affiliate of Landlord.

      (h) Subject to the provisions of Section 6.5, the costs of any capital improvements, equipment or devices installed or paid for by Landlord, or the costs of any asbestos-related expenses in any Building in order to conform with any change in laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction or of the board of fire underwriters or similar insurance body. If any capital improvement or asbestos-related expense is made in compliance with requirements of any federal, state or local law or governmental regulation, then the reasonable annual amortization (amortized over the useful life of the affected Building) of the cost of such improvements or expenses (which cost shall include reasonable interest) shall be deemed Operating Costs in each year during which such amortization occurs.

      (i)  If provided by Landlord, the costs of cleaning and janitorial service for all space within each Building and the cost of all supplies for restrooms within each Building.

      (j)  If provided by Landlord, the costs for all charges for inspection, servicing and providing mechanical, electrical, heating, ventilating and air conditioning systems.

      (k) The costs of all other charges and all other expenses whatsoever that can be reasonably allocated to the maintenance, repair, operation and managing of the Premises, the Project and all appurtenances thereto.

      (l)  Tenant's Share of all costs or expenses for repair, maintenance, operation and management of the Driveway and the Easement.

    4.3 Exclusions From Operating Costs. Notwithstanding the foregoing, Operating Costs shall not include:

      (a) Landlord's general overhead expenses not related to the Premises.

      (b) Brokerage commissions.

      (c) Legal fees and related expenses incurred in connection with the leasing of any Building, except those legal fees and related expenses necessary to comply with the provisions of this Lease or to obtain Tenant's compliance with the Lease or in connection with negotiation of the Lease (which Tenant has agreed to pay).

      (d) Damage and repairs coveted under any insurance policy, exclusive of any deductible.

      (e) Landlord shall not collect in excess of one hundred percent (100%) of all Operating Costs; Landlord shall not make a profit in connection with Operating Costs; and Landlord shall not recover any item of Operating Cost twice.

    4.4 Additional Rent—Tenant's Share of Taxes. The Annual Base Rent (or if applicable, Annual Option Period Base Rent) payable during each calendar year of the Term (including Option Periods) shall be increased, as Additional Rent, by Tenant's Share (as specified in the Basic Lease Information) of any taxes ("Taxes") paid or incurred by Landlord during such calendar year for the Premises or which are attributable to the Easement. Landlord shall, not less than thirty (30) calendar days before the due date of each installment of Taxes, notify Tenant in writing of the amount of Additional Rent to be paid for Taxes for the installment next due, and within ten (10) calendar days after receipt of such notice Tenant shall pay the amount of said Taxes, as Additional Rent, to Landlord. If the Term Commencement Date is a date other than January 1, then the amount of Taxes payable by Tenant during the month and year in which the Lease commences shall be prorated on the basis of a three hundred sixty (360) day year from the Term Commencement Date to December 31 of the year in which the Lease commences. Following expiration of the calendar year in which the Lease expired or was terminated, Landlord shall give a final Statement of Taxes for such calendar year. If Tenant's share of any Taxes as shown on such final Statement is greater or less than the total amount of Taxes actually paid by Tenant during the year covered by the Statement, then within fifteen (15) calendar days thereafter the appropriate party shall pay to the other party any sums owed.

    4.5 Taxes. "Taxes" as used herein shall mean any and all real estate taxes, assessments and charges levied upon or with respect to the Premises and the Easement, including all real property taxes and general and special assessments; all charges, fees, levies or assessments for transit, child care, housing, police, fire or other governmental services or purported benefits to the Premises or the Easement; all service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease, on the use or occupancy of the Premises or any part thereof or the Easement, or on the rent payable under this Lease or in connection with the business of renting space on the Premises or the Easement, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include any net income, franchise, capital stock, estate or inheritance taxes; however, if at any time subsequent to the date of this Lease the methods of taxation prevailing as of the date of this Lease shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any taxes, charges, or assessments now levied, assessed or imposed on the Premises or any Building or appurtenances thereto or the Easements, and the facilities thereof, there shall be levied, assessed or imposed: (a) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom; or (b) a tax, assessment, levy (including but not limited to any municipal, state, or federal levy) imposition or charge measured by or based in whole or in part upon the Premises or any Building and appurtenances thereto or the Easement and the facilities thereof and imposed upon Landlord; or (c) a license fee measured by any Rent or any Additional Rent or other amount whatsoever payable under this Lease, then all such taxes, assessments, levies, impositions or charges shall be deemed to be included in the term "Taxes".

    4.6 Additional Taxes. In addition to the Annual Base Rent (and if applicable, Annual Option Period Base Rent) and other charges to be paid by Tenant hereunder, Tenant shall directly pay, or if required reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord, whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, trade fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements (including Alterations) regardless of who installed said improvements or whether title to such improvements shall be in Tenant or Landlord; (b) upon or measured by any Rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax or excise tax levied by the city and/or county where the Premises are located, the State of California, the federal government of the United States or any other governmental body with respect to the receipt of such rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5

SECURITY DEPOSIT

    5.1 Security Deposit. On or before the Term Commencement Date, Tenant will deposit with Landlord a security deposit in the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any installment of Annual Base Rent, Annual Option Period Base Rent, Additional Rent or other amount or charge due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of said amounts or other amount or charge in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within thirty (30) calendar days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. Landlord shall not be required to keep the Deposit separate from its general accounts and interest shall not be due or payable on the Deposit. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) calendar days following the date which is the later to occur of expiration of the Term or the date Tenant has vacated the Premises. Notwithstanding the foregoing, under no circumstance shall Landlord be required to deliver any part or all of the Deposit to Tenant or any successor-in-interest to Tenant, until expiration of the term of the Existing Lease.

ARTICLE 6

USE; NUISANCE OR WASTE; NO ILLEGAL USE; CONDITION OF PREMISES "AS-IS"; NON-COMPLIANCE WITH CODES

    6.1 Use of Premises. The Premises shall be used only for the purpose or purposes specified in the Basic Lease Information, and for no other use or purposes. Tenant, at its own cost and expense, shall timely and promptly comply with all requirements of all municipal, county, state, federal and other governmental or quasi-governmental authorities now in force or which may hereafter be enforced, pertaining to the use of the Premises by Tenant, and shall faithfully observe in the use and occupancy of the Premises all municipal and county ordinances and regulations, state and federal statutes and regulations, and governmental and quasi-governmental rules and regulations now in force or which may hereafter be enforced pertaining to such use of the Premises.

    6.2 No Nuisance or Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance in, on, or about the Premises, nor shall Tenant knowingly commit or suffer the commission of any waste in, on, or about the Premises. Tenant shall not use the Premises in such a manner that unreasonably interferes with or infringes on the rights of other tenants (if any) in any of the Buildings or with other users of the Easement or Driveway.

    6.3 No Illegal Use. Tenant shall not knowingly use the Premises or knowingly permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not knowingly do or knowingly permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of applicable insurance upon the Premises or any part thereof or any contents of any Building unless Tenant agrees to pay any increased insurance premiums caused thereby and Landlord, in its sole discretion, allows the act or conduct which caused the increase in insurance premiums to continue.

    6.4 Condition of Promises "AS-IS". Tenant accepts the Premises and each of the Buildings, the Easement and the Driveway in their "AS-IS" condition, as of the date of execution of the Lease, subject to all recorded matters, and subject to all laws, rules, ordinances and governmental regulations. Tenant acknowledges and agrees that it has had the opportunity to and has carefully inspected the Premises and each of the Buildings, the Easement and the Driveway, has made such tests, inspections and analysis that Tenant deems fit, and hired such experts and consultants as Tenant in the exercise of its sole discretion deemed necessary. Tenant hereby acknowledges that neither Landlord nor any agent or representative of Landlord has made any representations or warranties regarding: (i) the condition of the Premises or any Building located thereon or the Easement or the Driveway; (ii) the suitability of the same for Tenant's intended use; (iii) the presence or absence of hazardous materials or toxic waste in, on, under or around the Premises; (iv) compliance of any physical facility on the Premises with the Americans With Disabilities Act of 1990 ("ADA"); (v) compliance of any physical facility on the Premises with the life-safety requirements of Title 24 of the California Health and Safety Code; (v) compliance of any facility on the Premises with any law, rule or regulation now or hereafter enacted respecting any required seismic upgrading work or earthquake-proofing ("Seismic Codes"); or (vi) compliance of any facility on the Premises with any applicable building or zoning codes.

    6.5 Compliance With Codes.

      (a) Costs of Code Compliance. Except as otherwise provided in Subsections 6.5(b) and (c), the cost to comply with the all laws, rules and regulations of any local, county, state or federal governmental or quasi-governmental agency or entity shall be paid by Tenant at it's own cost and expense.

      (b) Non-Compliance With Codes Caused By Tenant. if during the Term hereof, any governmental or quasi-governmental agency, or any court of competent jurisdiction pursuant to an order of said court (whether final or not), delivers a writing to either Landlord or Tenant wherein it is determined (a "Determination") that any part of the Premises (including but not limited to the Buildings) fail to comply with any provision(s) of the ADA or any Seismic Code, then to the extent such noncompliance is caused by or results directly or indirectly from Tenant's use, occupancy or enjoyment of the Premises (e.g., to accommodate particular agents or employees of Tenant; or, to accommodate Tenant's extra loading of a structure; or, a change of occupancy or use of a structure, etc.), then Tenant shall: (i) deliver a copy of said Determination to Landlord within five (5) calendar days after Tenant's receipt thereof; and (ii) promptly and immediately cause all work of improvement to be made to the Premises as are required to fully comply with the Determination and this Subsection 6.5(b). All (100%) of the costs and expenses incurred by Tenant pursuant to this Subsection 6.5(b) shall be borne by and paid by Tenant prior to delinquency.

      (c) Non-Compliance With Codes Not Caused By Tenant. If the Determination indicates that non-compliance with the ADA and/or the Seismic Codes was caused by the mere existence of the facility in question (i.e., the non-complying condition was not caused, directly or indirectly, by Tenant's use, occupancy or enjoyment of the Premises and all owners of property similarly situated are or would generally be required to comply), then Tenant shall: (i) deliver a copy of the Determination to Landlord within five (5) calendar days after Tenant's receipt thereof; and (ii) promptly and immediately cause all work of improvement to be made to the Premises as are required to comply with the Determination. However, Tenant shall only be obligated to pay the first One Hundred Thousand Dollars ($100,000.00) in the aggregate of costs to comply with the ADA, and, the first One Hundred Thousand Dollars ($100,000.00) in the aggregate of costs to comply with the Seismic Code. Subject to Landlord's approval rights under Section 8.1, all costs in excess of $100,000 for ADA-related corrective work, and all costs in excess of $100,000 for Seismic-related corrective work, shall be paid by Landlord ("Landlord's Code obligation"). Landlord's Code obligation shall then become an item of operating Cost of the Premises pursuant to Article 4 of this Lease; however, said Landlord's Code Obligation shall be amortized (with interest at 10% per annum) over the shorter of: (A) the remaining Term of this Lease (including any option Periods for which an Option has been timely and properly exercised); or (B) ten (10) years; provided, however, if the amortization of Landlord's Code Obligation has commenced but Tenant later timely and properly exercises an Option to extend the Term of this Lease, the then unamortized portion of Landlord's Code Obligation shall at the commencement of the option Period be amortized (with interest at 10% per annum) over the shorter of: (D) the remainder of the Term of this Lease (including the option Period just commenced); or (E) ten (10) years.

      (d) Landlord's Right To Perform Work. If Tenant for any reason fails or refuses to timely comply with the requirements of any Determination and/or fails or refuses to timely repair or reconstruct the questioned facility on the Premises so as to bring it into compliance with the violation noted in the Determination, then Landlord shall have the right but not the obligation to immediately enter the Premises and perform all work of improvement necessary or desirable to cause the questioned facility to comply with the Determination. All amounts expended by Landlord pursuant to this Section 6.5(d) but for which Tenant has an obligation to pay pursuant to Sections 6.5(b) or (c) (including but not limited to the payment of all hard and soft construction costs, and any penalties, fees, claims, demands and attorneys' fees and costs and expense paid or incurred in administering the claim) shall be due and payable by Tenant to Landlord within ten (10) calendar days following receipt of a written demand therefrom from Landlord, and said amounts shall bear interest at the highest rate allowed by law until paid in full. All such amounts shall be payable by Tenant as Additional Rent.

    6.6 Hazardous Materials and Toxic Waste

      (a) Affirmative Covenants of Tenant. Tenant in no event shall use the Premises or permit the Premises to be used for the storage of dynamite, nor use the Premises or permit the Premises to be used for the storage of gasoline or diesel fuel or petroleum hydrocarbons of any kind, nor use the Premises or permit the Premises or any part thereof, to be used in any manner which will cause a cancellation of any insurance policy covering the Premises or any part thereof based on the presence of said materials, or which will increase the existing fire, liability or other insurance rates upon the Premises unless Tenant promptly pays such payments upon demand thereof, and only if Landlord in the exercise of its discretion allows such use to continue. Further, Tenant shall not install in or bring onto or into any part of the Premises or any Building located thereon asbestos containing materials, electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's, or toxic wastes or hazardous materials or chemicals, unless such toxic wastes or hazardous materials are used, stored, treated, transported and disposed of by Tenant or Tenant's representatives, agents, employees, contractors, guests and invitees in accordance with the Resource Conservation and Recovery Act, the California Hazardous Waste Control Act, the Comprehensive Environmental Response Compensation and Liability Act and all other local, county, state or federal laws, rules or regulations of any governmental or quasi-governmental agency asserting jurisdiction over the Premises. Finally, Tenant and its representatives, agents, employees, contractors, guests and invitees shall not generate, manufacture, produce, release, discharge or dispose of on, in, under or about the Premises any hazardous substance or toxic material except in accordance with all laws, rules and regulations applicable thereto and in accordance with the strict procedures of the federal Food and Drug Administration relating thereto.

      (b) Indemnity By Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord free and harmless from and against any and all claims for losses, costs, damages, expenses and liabilities (including attorneys' fees and costs) made or brought by any third party or entity (including but not limited to any governmental or quasi-governmental entity) that is in any way relates to the use, presence, release, storage, transportation or disposal of any hazardous materials or toxic wastes on, in or under the Premises, wherein the use, presence, release, storage, transportation or disposal of any part or all of such hazardous materials or toxic wastes was directly or indirectly caused by Tenant or its representatives, agents, employees, guests, invitees or contractors. The indemnification obligations under this subsection shall survive the expiration or earlier termination of this Lease.

      (c) Release of Tenant. Notwithstanding the foregoing, Landlord hereby releases Tenant from any claim by Landlord and any claim of liability made by any third party based upon: (i) any hazardous wastes or toxic materials which were located on, under, in, or about the Premises prior to the Term Commencement Date of this Lease; or (ii) due to the presence on, under, in or about the Premises of any hazardous wastes or toxic materials which did not originate from the Premises (i.e., they originated from a source off-site), and, said hazardous wastes or toxic materials were not used, released, stored, transported, discharged or disposed of directly or indirectly by Tenant or its representatives, agents, employees, guests, invitees or contractors.

ARTICLE 7

SERVICES AND UTILITIES

    7.1 General. Tenant acknowledges that it has had an opportunity to physically inspect the Premises, including each of the Buildings and all other parts appurtenant thereto and agrees as follows:

      (a) There is sufficient electric current to provide normal lighting by overhead fluorescent fixtures and for normal use of machines of low electrical consumption.

      (b) There is sufficient water, gas, telephone, electrical, steam and sewage utility services available as are reasonably necessary for the use to which Tenant intends to put the Premises.

      (c) All (100%) of all utilities or services made available to the Premises and consumed thereon shall be paid for by Tenant prior to the delinquency date therefore.

    7.2 Tenant's Services. Tenant shall pay all costs and expenses for all services consumed or used by it on the Premises, including but not limited to janitorial, scavenger and landscaping. Should Landlord provide any of these utilities, Tenant shall pay all (100%) of said costs to Landlord, as operating Costs. If any such utility is provided by Landlord by a metered facility used in common with others, Landlord shall prorate the cost of such utility and notify Tenant of its pro-rata share. Tenant shall thereafter reimburse Landlord, as Additional Rent, for said amount prior to the first day of the next calendar month.

    7.3 Interruption of Access, Use or Services. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to cause to make available any services or utilities, when such failure is caused by acts of god, natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, strikes, lockouts, the inability to obtain an adequate supply of gas, water, electricity, labor or other supplies by any condition beyond Landlord's control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant.

ARTICLE 8

ADDITIONS, ALTERATIONS, IMPROVEMENTS AND RESTORATION

    8.1 Additions. Alterations and Improvements. Tenant shall not make or suffer to be made any alterations, additions or improvements (together the "Alterations") in, on or to the Premises or any Building thereon, or any other part of the Premises the cost of which is in excess of Ten Thousand Dollars ($10,000) during any Lease Year, without first obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Prior to undertaking any Alteration, Tenant shall notify Landlord in writing thereof and supply Landlord with a complete set of plans and specifications for each Alteration, together with the name and address of each general contractor, structural engineer and architect to be engaged by Tenant along with such notice. Landlord shall have the right to approve the architect, general contractor and structural engineer and the plans and specifications in its sole discretion, and Landlord shall notify Tenant of any objections to the same within thirty (30) calendar days after receipt of such plans and specifications. All work of improvement shall be in strict compliance with all laws, rules, regulations and ordinances of all local, county, state and federal governmental or quasi-governmental agencies asserting jurisdiction over the Premises, at Tenant's sole cost and expense. Notwithstanding anything herein to the contrary, Landlord shall have the right in its sole and absolute discretion to disapprove any Alteration which changes the use of the Premises, any Building located thereon or any part thereof. Within thirty (30) calendar days of completion of all each of improvement or Alteration, Tenant shall promptly deliver to Landlord a full and complete set (at Tenant's expense) of all "as-built" drawings, plans and specifications for each Building and structure wherein an Alteration was made (including but not limited to all mechanical, electrical, plumbing, heating, lighting, air conditioning and other plans), and if Tenant shall make any additional changes to the Premises, Tenant shall deliver to Landlord within thirty (30) calendar days from completion thereof amended "as-built" drawings and specifications. All sums due to any contractors or other persons engaged by Tenant to make said Alterations shall be paid in full by Tenant prior to delinquency. Provided, however, if Landlord pays any said contractors or other persons due to Tenant's failure to pay such sums when due, Landlord shall have the right but not the obligation to pay any sums claimed due as a result of Tenant's failure, and all such sums paid by Landlord shall be reimbursed by Tenant to Landlord on demand, as Additional Rent, together with interest thereon at the maximum rate allowed by law.

      (a) Landlord's Acknowledgement. Landlord acknowledges that Tenant intends to install in one or more of the Buildings wet laboratories, research. facilities and facilities denominated by the federal Food and Drug Administration "GMP" drug facilities, and Landlord agrees to reasonably cooperate therewith.

    8.2 Restoration of Promises.

      (a) No Restoration Obligation. If at the expiration or earlier termination of this Lease, Tenant removes from any Building its trade fixtures and moveable equipment (with or without Landlord's consent), then provided that Tenant does not remove any tenant improvements, other fixtures or Alterations and leaves all portions of that Building (including but not limited to all laboratories) intact and in usable condition, reasonable wear and tear excepted, Tenant shall not be required to restore that Building to the condition it was in prior to commencement of this Lease.

      (b) Obligation to Restore Premises. If by the expiration or earlier termination of this Lease, Tenant fails for any reason to comply with the provisions of Section 8.2(a) as to any Building, then upon the written demand of Landlord, Tenant shall at its sole cost and expense remove all trade fixtures, other fixtures, equipment, tenant improvements (whether installed by Landlord or Tenant) and Alterations (whether installed with the permission of Landlord or otherwise) designated by Landlord in its notice to be removed and promptly repair any damage to the Building caused by such removal. All such removal and repair shall be completed within thirty (30) calendar days following Tenant's receipt of Landlord's written demand made pursuant to this Section 8.2(b). Tenant's obligations pursuant to this Section 8.2(b) shall survive the expiration or earlier termination of this Lease.

      (c) Ownership of Abandoned Improvements. Unless timely removed by Tenant pursuant to Subsections 8.2(a) or (b), all trade fixtures, other fixtures, equipment, tenant improvements and Alterations remaining on or in any Building or the Premises at the expiration or earlier termination of this Lease shall become the property of Landlord.

    8.3 Notice. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises from mechanics, and materialmens' and like liens. Tenant shall give Landlord at least twenty (20) calendar days prior written notice of commencement of any work of construction, alteration, maintenance, repair or replacement (including the making of any Alterations) in order to enable Landlord to post and record notices of non-responsibility.

    8.4 Promises To Be Kept Lien Free. Tenant agrees to keep the Premises and each Building, structure and other work of improvement located thereon, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant does not, within ten (10) calendar days following the recording of notice of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to by Tenant to Landlord, as Additional Rent, on demand with interest at the maximum rate allowed by law.

    8.5 Indemnity. Tenant shall indemnify, protect, defend and hold Landlord free and harmless against any and all loss, cost, damage, liability, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or any part thereof, whether or not Tenant obtained Landlord's permission to have such work done, labor performed, or materials or supplies furnished.

ARTICLE 9

REPAIRS AND MAINTENANCE; SIGNS

    9.1 Repairs and Maintenance.

      (a) Tenant's Obligations. During the Term hereof, Tenant shall at its own cost and expense, repair, replace, operate and maintain the Premises, Tenant's Common Areas, each Building located thereon and all other parts thereof in good condition and repair, ordinary wear and tear excepted, including, without limitation, each part and component of: all Buildings; the Real Property; all landscaping and paving on the Real Property; each interior wall, ceiling, attic, partition, floor, basement, subbasement; each structural, mechanical, electrical, plumbing, HVAC, steam, water and other system located within the interior portion of each Building (said interior portion commencing with the innermost part of the outermost skin of each exterior wall, ceiling and floor); all plumbing and sewage facilities in, on or under or the Premises; all electrical and lighting fixtures, lamps, fans, exhaust equipment and systems, automatic fire extinguisher equipment, electrical motors and all other electrical equipment and appliances of every kind on, in, under or above the Premises and any part thereof; windows, doors, entrances, plate glass, skylights and showcases in, on, under or above the Premises and any part thereof. Further, Tenant shall at its own cost and expense promptly repair (in accordance with specifications established by Landlord) all damage to any part of the Premises, (whether or not described above) caused directly or indirectly by any act or omission to act of Tenant, its agents, employees, representatives, licensees, visitors, guests or invitees. Tenant shall repair any damage to the Premises and/or the Easement and/or the Driveway caused by installation or removal of any machinery, equipment, trade fixtures, movable partitions, furniture or articles of personal property including without limitation repairing floors and patching and painting walls. Tenant shall be responsible for all repairs and maintenance to heating, ventilating and air conditioning equipment located on any portion of the Premises (including all Buildings) and shall obtain and pay for a comprehensive preventative maintenance contract with monthly servicing, which shall be subject to Landlord's approval and which shall include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventative maintenance, provided, however, that the Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such systems. Tenant specifically acknowledges and agrees that it does not have any right to make such repairs at the expense of Landlord or to deduct the cost thereof from any payment of rent or Additional Rent.

      (b) Landlord's Obligations. Landlord's repair and maintenance obligations shall be limited to the following:

         (i) Landlord shall repair and maintain in good condition and repair all Shared Common Areas on the Premises and the Project, the cost of which shall be an item of operating Costs pursuant to Article 4 of this Lease;

        (ii) At Tenant's written request, Landlord shall repair and maintain in good condition and repair all of Tenant's Common Areas, but the cost shall thereof shall be paid one hundred percent (100%) by Tenant, as Additional Rent.

       (iii) Landlord shall at its own cost and expense repair and maintain in good condition and repair, reasonable wear and tear excepted: (A) the structural portions of each Building; (B) the most exterior portion of the most exterior sidewall of each Building; (C) the most exterior portion of the outermost roof system located on each Building; and (D) the portion of the foundation of each Building which lays beneath the most exterior portion of the most exterior basement flooring.

    9.2 Signs. Landlord shall provide Tenant a location for an exterior sign on the Premises. Tenant shall not erect, install or maintain a sign in any other location in, on or about the Premises nor erect or display any sign or advertising material that is visible form the exterior of any Building on the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. The size, design, color and other physical characteristics of the sign shall be subject to prevailing environmental restrictions, all laws, rules, regulations and ordinances of any local, county, state or federal agency, compliance with all recorded covenants, conditions and restrictions on the Real Property, and compliance with any master sign program initiated by Landlord. Tenant shall pay for construction, erection, maintenance and removal of all signs.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

    10.1 General. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; or (b) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Landlord shall not unreasonably withhold its consent to a proposed assignment or sublease so long as: (i) the use of the Premises by the proposed assignee or sublessee is the same as the use defined for the Premises in the Basic Lease Information; (ii) the proposed assignee or sublessee is of sound financial condition, as determined by Landlord in its sole discretion; and (iii) the credit reports of the proposed assignee or sublessee demonstrates for the most recent three (3) year period confirm that said assignee or sublessee pays its bills and taxes and rent an time. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. It Tenant is a corporation, the dissolution of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of fifty and one one-hundredths percent (50.01%) or more of the value of the assets of Tenant (excluding inventory and work in progress), shall be deemed a voluntary assignment of this Lease by Tenant. The phrase "controlling percentage" shall mean the ownership of, and the right to vote, stock possessing fifty one percent (51%) or more of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations, the stock of which is traded through an exchange or over the counter.

    10.2 Notice and Procedure. If at any time or from time to time during the Term, Tenant desires to assign or sublet all or any part of the Premises, then at least thirty (30) calendar days prior to the date when Tenant desires the assignment or subletting to be effective (the "Transfer Date"), Tenant shall give Landlord written notice (the "Notice") which shall set forth the name, address and business of the proposed assignee or sublessee; general financial information concerning the proposed assignee or sublessee (including but not limited to federal and state tax returns, profit and loss statements, bank statements and financial statements for the most recent three (3) year period); a detailed description of the space proposed to be assigned or sublet (the "Space"); the Transfer Date: the term and the rent and/or other consideration; all information required by this Section 10.2; and any other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. In the event Landlord refuses to consent to the proposed assignment or sublease, it shall do so in a written notice delivered to Tenant no less than ten (10) business days following the date Landlord received the Notice, and said statement shall set forth the specific reasons upon which Landlord is withholding consent. If Landlord for any reason fails to timely deliver to Tenant a written notice either approving or disapproving of the request, then Landlord shall be deemed to have disapproved the request. In the event Landlord consents to the proposed assignment or sublease, Tenant shall be free to assign or sublet the space to the designated third party subject to the following conditions:

      (a) The assignment or sublease shall be on the same terms set forth in the Notice given to Landlord, and the monthly rent shall not be less than that set forth in the Notice;

      (b) No assignment or sublease shall be valid and noassignee or sublessee shall take possession of the Space until an executed counterpart of the assignment or sublease has been delivered to Landlord;

      (c) No assignee or sublessee shall have a right further to assign or sublet; and

      (d) After first deducting (for Tenant's account): (i) the amortized cost of broker's commissions paid by Tenant with regard to the subletting or assignment; (ii) reasonable legal fees; (iii) the cost of improvements made to the Space by Tenant at Tenant's sole cost and expense for the purpose of assigning or subletting the Space; (iv) the rent paid by Tenant to Landlord for such Space during the period of time the aforementioned improvements are being planned and installed; and (v) the unamortized portion of the improvements made in the Space by Tenant for Tenant's use during the original tenancy, any sums or other economic consideration received by Tenant as a result of such assignment or subletting whether denominated rentals or otherwise, which exceed, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect the obligations allocable to the Space) shall be allocated and paid to Landlord, on the first (1st) day of each month during the Term hereof (including Option Periods) along with all other payments of Rent due from Tenant, an amount in cash equal to twenty-five percent (25%) of the value of said economic consideration actually received by Tenant, as Additional Rent under this Lease, without affecting or reducing any other obligation of Tenant hereunder.

    10.3 Continuing Liability of Tenant. Regardless of whether Landlord's consent is granted or not, no subletting or assignment to a third party or entity shall release Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. Nothing in this paragraph is meant to imply that any of Landlord's rights against Tenant are restricted by said subletting or assignment and if Tenant's transferee defaults under this Lease, then unless otherwise agreed in a writing signed by all parties to such assignment or subletting, Landlord in may proceed directly against Tenant without pursuing remedies against the transferee.

    10.4 Merger and Reorganization. Notwithstanding anything contained in Article 10 to the contrary, if any merger, consolidation, acquisition of assets, or reorganization by Tenant results in the creation of a successor entity (the "Successor Entity"), Tenant shall have the right to assign this Lease to the Successor Entity and Landlord's consent to said assignment shall not be withheld if the Successor Entity has a net worth (determined according to generally accepted accounting principles) as of the Transfer Date which is equal to or greater than the net worth of Tenant as of the Transfer Date; provided, however, Landlord agrees to treat all such information as confidential and agrees to abide by all SEC insider trading rules and restrictions. Not less than thirty (30) calendar days prior to the Transfer Date, Tenant shall deliver to Landlord a written notice which shall set forth the name, address and business of the Successor Entity and all of the specific financial information required for Landlord to determine the net worth of both the Successor Entity and Tenant as of the Transfer Date. If the net worth of the Successor Entity complies with the requirements of this Section 10.4, Landlord shall promptly consent to the proposed Transfer and Tenant shall be free to assign the Lease to the Successor Entity, subject to the conditions specified in Subsections 10.2(a)(b) and (c).

ARTICLE 11

INDEMNIFICATION: LIMITATION OF LIABILITY

    11.1 Release and Waiver of Liability. Landlord shall not be liable or responsible in any way for, and Tenant hereby releases and waives all claims against Landlord with respect to or arising out of any death or any injury of any nature whatsoever, except where caused by the gross negligence of Landlord, that may be suffered or sustained by Tenant or any employee, licensee, invitee, contractor, guest, agent or customer of Tenant or any other person; or for any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, contractors, guests or any other person, unless such injury or damage is caused by the gross negligence of Landlord.

    11.2 Indemnity. Tenant hereby agrees to and shall indemnify, protect, defend and hold Landlord and it's officers, directors, shareholders, partners (general and limited), attorneys, agents, employees and contractors free and harmless from and against any and all losses, damages, claims, or liabilities for any damage to property or any injury, illness or death to any person occurring in, on, or about the Premises or any part thereof (including but not limited to the Real Property, the Buildings, the Easement and the Driveway), arising at any time and from time to time during the Term hereof, unless caused by the gross negligence of Landlord.

    11.3 Limitation of Landlord's Liability. Any liability of Landlord (including without limitation Landlord's officers, directors, shareholders, partners (general and limited), attorneys, agents, employees and contractors to Tenant under this Lease shall be limited to the equity interest of Landlord in the Premises and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord shall not be personally liable for any deficiency or judgment.

    11.4 Survival. The provisions of this Article 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury, illness or death occurring prior to such expiration or termination.

ARTICLE 12

DESTRUCTION OR DAMAGE

    12.1 Definitions.

      (a) Partial Damage. The phrase "Partial Damage", in the case of a Building or other improvement on the Premises, shall mean damage or destruction to fifty percent (50%) or less of all of the usable square footage in any Building (including damage or destruction to tenant improvements and Alterations) or other improvement which suffers damage or destruction; and in the case of Real Property, the phrase "Partial Damage" shall mean damage or destruction to fifty percent (50%) of less of the square footage of all of the Real Property combined.

      (b) Total Damage. The phrase "Total Damage", in the case of a Building or other improvement on the Premises, shall mean damage or destruction to more than fifty percent (50%) of the usable square footage in any Building (including damage or destruction to tenant improvements or Alterations) or other improvement which suffers damage or destruction; and in the case of Real Property, the phrase "Total Damage" shall mean damage or destruction to more than fifty percent (50%) of the square footage of all of the Real Property combined.

      (c) Insured Loss. The phrase "Insured Loss" shall mean any damage or destruction to the Premises or any part thereof (including any Building) which was caused by an event required to be covered by any insurance policy described in this Lease, irrespective of any deductible amounts or coverage limits involved and irrespective of who was required to carry said insurance, provided however, the proceeds available from said policy or policies of insurance must be at least equal to eighty percent (80%) or more of the cost to repair or replace the damage or destruction, and the repair or replacement must be capable of completion within two hundred forty (240) calendar days from the date work is commenced in the opinion of a registered architect or engineer appointed by Landlord.

      (d) Replacement Cost. The phrase "Replacement Cost" shall mean the total of all costs necessary to repair or rebuild the Premises and/or any Building or improvement thereon or part thereof (including tenant improvements and Alterations) to their condition existing immediately prior to said occurrence, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, without deduction or depreciation.

    12.2 Partial Damage—Insured Loss. If Partial Damage that is an Insured Loss shall occur, then the party that was obligated to carry the insurance which insures the loss as required by Article 27 hereof (i.e., Landlord in the case of property damage Tenant in the case of damage to tenant improvements and Alterations) shall promptly commence and diligently proceed to restore such damage and this Lease shall continue in full force and effect. However, if the Partial Damage is to a Building, then Tenant shall be entitled to a proportionate reduction of rent while such restoration takes place. Such rent reduction shall be based upon the ratio that the square feet in the Building which suffered the damage or destruction bears to the usable square feet in the Building before said damage or destruction.

    12.3 Partial Damage—Uninsured Loss. If Partial Damage that is not an Insured Loss occurs (an "Uninsured Loss") then the Landlord shall have the following options: (a) to repair or restore the damage or destruction and continue this Lease in full force or effect, to be exercised by written notice to Tenant within thirty (30) calendar days following the date of damage or destruction, but if the damage or destruction was to a Building then the Rent payable hereunder shall be proportionately reduced as provided in Section 12.2 above; or (b) to give notice to Tenant at any time within thirty (30) calendar days after such damage or destruction, terminating this Lease as of a date to be specified in said notice (but which date shall not be more than sixty (60) calendar days after the date of such damage or destruction). In the event that Landlord timely elects to terminate this Lease, then this Lease shall terminate and expire on the date specified in said notice and the Rent (reduced by any allowable Rent reduction) shall be paid to the date of such termination; provided, if prior to the date the Lease is scheduled to terminate Tenant notifies Landlord in writing that it (Tenant) will repair or restore the damage or destruction at its own cost and expense, then this Lease shall not terminate nor shall the Rent be further abated or reduced and Tenant shall promptly commence and diligently prosecute to completion all required work of repair or restoration. If Tenant does not elect to repair or restore the damage or destruction and the Lease terminates, Landlord shall refund to Tenant any rent paid in advance for any period of time subsequent to the date of termination. However, if Landlord does not elect to terminate this Lease and instead elects to repair or restore the damage or destruction, but the restoration cannot be (in the opinion of Landlord's registered architect or engineer) or is not completed within two hundred forty (240) calendar days from the date of the damage or destruction, then Tenant, by written notice to Landlord within sixty (60) calendar days following the date of the damage or destruction, may elect to terminate this Lease. The opinion of Landlord's architect or engineer concerning the projected time needed to complete restoration shall be furnished in writing to Tenant within thirty (30) calendar days from the date of said damage or destruction.

    12.4 Total Damage. If Total Damage occurs, this Lease shall terminate as of the date of such Total Damage, whether or not the damage or destruction is an Insured Loss.

    12.5 Damage Near End Of Term. Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation whatsoever to repair, replace, reconstruct or restore any damage or destruction to any part of the Premises to which this Article 12 applies, if said damage or destruction (whether Partial or Total Damage, or whether an Insured or Uninsured Loss) occurs within the last twelve (12) months of the Term hereof, or during the last twelve (12) months of any Option Period.

    12.6 Landlord's Obligations. Except where caused by Landlord's gross negligence, and to the extent not covered by insurance carried by any party to this Lease, Landlord shall not be required to repair any injury or damage, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or Alterations or property installed in any part of the Premises by Tenant or at the expense of Tenant. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as a result of any statutory provision now or hereafter in effect pertaining to the damage or destruction of the Premises, and Tenant hereby expressly waives and releases any claim against Landlord covered by this Section 12.6.

ARTICLE 13

WAIVER OF SUBROGATION

    13.1 Waiver. Tenant and Landlord agree that insurance carried by either of them against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its rights to subrogation against the other party, its agents, officers and employees, and Landlord and Tenant shall each deliver written notice thereof to their respective insurance companies that the Landlord and Tenant, on behalf of such insurance companies, have mutually waived the right of subrogation against each other in this Lease.

ARTICLE 14

RULES AND REGULATIONS

    14.1 Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations of the Property and/or the Building (a copy of which is attached hereto as Exhibit "D" and incorporated herein by reference) and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, all of which are hereby incorporated herein by this reference.

ARTICLE 15

ENTRY BY LANDLORD

    15.1 Entry by Landlord. In addition to the rights reserved to Landlord pursuant to Section 1.1(b)(i) above, Landlord may enter the Premises at reasonable hours, and upon 24 hours' prior written notice (which shall not be required in the case of emergency) to: (a) inspect the same; (b) exhibit the same to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) post notices of non-responsibility; and (e) make repairs required of Landlord under the terms hereof or make repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry.

ARTICLE 16

DEFAULT

    16.1 Events of Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events (together, "Events of Default") shall constitute a breach of this Lease by Tenant: (a) vacation or abandonment of the Premises for a continuous period in excess of fifteen (15) calendar days; (b) the failure by Tenant to pay any installment of Annual Base Rent, Annual option Period Base Rent, Additional Rent (including but not limited to Tenant's Share of Operating costs and/or Taxes), or any other monetary amount due under this Lease (whether payable to Landlord or to third parties) within five (5) business days following the date when due; (c) the failure by Tenant to perform or observe any obligation of Tenant hereunder (excepting the failure to pay any amounts described in Section 16.1(b)), or to comply with the rules and regulations described in Article 14, if such failure continues for more than thirty (30) calendar days after notice thereof from Landlord, unless such default cannot reasonably be cured within such thirty (30) calendar-day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and having so commenced, shall thereafter prosecute or complete with due diligence and dispatch the curing of such default; (d) the making by Tenant of a general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts as they become due or the filing of a petition, case or proceeding in bankruptcy, or the adjudication of Tenant as a bankrupt or insolvent, or the filing of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of an answer admitting or failing reasonably to contest the material allegations of a petition filed against it in any such proceeding, or the seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (e) if within sixty (60) calendar days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) calendar days.

    16.2 Landlord's Remedies. If any Event(s) of Default shall occur, Landlord at any time thereafter may (but need not) give a written termination notice to Tenant, and on the date specified in such notice (which shall be not less than ten (10) calendar days after the giving of such notice), Tenant's right to possession of the Premises shall terminate and this Lease shall terminate, unless on or before such date all arrears of rent and all other amounts payable by Tenant under this Lease (together with interest thereon at the rate set forth in Section 16.3 hereof) and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Should Landlord terminate this Lease pursuant to the provisions of this section 16.2, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code or any successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent, for the balance of the term of this Lease after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate

Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate set forth in Section 16.3 hereof. The worth at the time of award of the amount referred to in clause (c) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percentage point.

    16.3 Interest. Every installment of Annual Base Rent, Annual Option Period Base Rent, Additional Rent and every other payment due hereunder from Tenant, to Landlord which shall not be paid on the date the same shall have become due and payable shall bear interest at the greater of: (i) ten percent (10%) per annum, or (ii) two percent (2%) over the "prime" or "reference rate" then charged by the Bank of America NT&SA at its Main Office in San Francisco, California, but in no event to exceed the highest rate permitted by law.

    16.4 Late Charges; Liquidated Damages. Tenant acknowledges that late payment by Tenant to Landlord of any installment' of Annual Base Rent, Annual option Period Base Rent, Additional Rent (including but not limited to Tenant's Share of Operating Costs or Taxes) and every other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by an encumbrance covering the Premises. Therefore, if any installment of Annual Base Rent, Annual Option Period Base Rent, Additional Rent (including but not limited to Tenant's Share of operating Costs or Taxes) or any other sum due from Tenant is not received by Landlord within five (5) business days from the date when due, Tenant shall pay to Landlord on demand an additional sum equal to ten (10%) of each such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

LANDLORD:		TENANT:
Grand/Roebling Investment Company Inc.,		Shaman Pharmaceuticals,
By:	/s/ STANLEY MATTISON J. Stanley Mattison, General Partner	By:	/s/ LISA A. CONTE Lisa A. Conte, President

    16.5 Leave Continues Until Termination. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover any installment of Base Rent or Additional Rent as the same becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

    16.6 Remedies Cumulative. The remedies provided for in this Lease are in addition to any other remedies available at law or in equity by statute or otherwise.

ARTICLE 17

ATTORNEYS' FEES

    17.1 Attorneys' Fee. If any action or proceeding (whether or not judicial) is brought by either party to remedy a breach of this Lease or to enforce any of its provisions, the prevailing party shall be entitled, in addition to any other relief granted in such action or proceeding, to reasonable attorneys' fees, disbursements and court costs. For the purpose of this Lease, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

ARTICLE 18

HOLDING OVER

    18.1 Holding Over. If Tenant shall remain in possession of the Premises after the expiration or sooner termination of this Lease, all of the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant shall remain in possession insofar as the same are applicable, except that if Tenant remains in possession without Landlord's written consent, the Annual Base Rent or Annual Option Period Base Rent, as the case may be, shall be equal to one hundred fifty percent (150%) times the Annual Base Rent or Annual option Period Base Rent, as the case may be (computed on a monthly basis) for the month immediately preceding commencement of the holdover period, prorated on a daily basis for each day that Tenant remains in possession, and Tenant shall indemnify, protect, defend and hold Landlord free and harmless against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant. If Tenant remains in possession with Landlord's written consent, such tenancy shall be from month to month, terminable by either party on not less than thirty (30) days' written notice.

ARTICLE 19

WAIVER

    19.1 Waiver. The failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any installment of Annual Base Rent, Annual Option Period Base Rent, or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular installment of rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent installment.

ARTICLE 20

EMINENT DOMAIN

    20.1 Eminent Domain. Landlord and Tenant agree that the rights and obligations of Landlord and Tenant that arise during the term of this Lease when a proper authority exercises eminent domain power, either directly or indirectly, through a condemnation or other proceeding, and takes or damages all or apart of the Premises or interest therein, or when Landlord transfers all or a part of the Premises or any interest therein, to a proper authority that intends to exercise eminent domain power to avoid the exercise of such eminent domain power, are prescribed herein (hereinafter, a "Taking").

    20.2 Total Taking. A "Total Taking" constitutes taking substantially all of the Premises, or such partial taking that leaves less than seventy-five percent (75%) of the usable square feet in any Building affected by a Taking or less than seventy-five percent (75%) square feet of all of the Real Property, and which taking prevents Tenant from conducting its normal business operations. In the event of a Total Taking, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor. Tenant agrees to pay all Rent and Additional Rent required hereunder prior to such termination (or a proration thereof) and, the Landlord agrees that Tenant is entitled to such compensation that is awarded to the Tenant for Tenant's trade fixtures, equipment and personal property, moving expenses and leasehold value (if any).

    20.3 Partial Taking.

      (a) A "Partial Taking" constitutes any Taking that is not extensive enough to constitute a Total Taking. In the event of a Partial Taking, Landlord agrees to restore and repair the remainder of the improvements on the Premises to provide sufficient improvements for the Tenant to conduct it's normal business operations thereon; provided, however, Landlord shall not be required to make expenditures for restoration to the remainder of the Premises that exceeds the amount of damages it received for the Partial Taking to the condemned portion of the Premises. Further, if and to the extent that Tenant's use of the Premises is disrupted for more than five (5) business days as a result of any condemnation proceedings and/or any period for restoration necessitated hereunder by an condemnation, Tenant shall be entitled to an abatement of Annual Base Rent (or if applicable, Annual option Period Base Rent) to the extent its use is so disrupted until the Premises are restored as provided herein.

      (b) Landlord and Tenant agree that in the event of a Partial Taking, this Lease will continue in full force and effect. Provided, however, the Annual Base Rent (or, if applicable, the Annual option Period Base Rent) required by this Lease will be re-computed and reduced by an amount that is in proportion to the number of usable square feet of Building area which remains after the Partial Taking to the number of usable square feet of Building Area which existed prior to the Partial Taking. Tenant shall not be entitled to compensation or damages for the unexpired term of this Lease, however, Tenant shall be entitled to such compensation that is awarded to Tenant for it's trade fixtures, equipment, personal property and leasehold value (if any).

ARTICLE 21

SALE BY LANDLORD

    21.1 Sale by Landlord. In the event of a sale or conveyance by Landlord of the Premises or any part thereof, the same shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord in and to this Lease. This Lease shall not be terminated by any such sale, however, and on condition that Landlord's purchaser or assignee not disturb Tenant's quiet enjoyment of the Premises, Tenant shall attorn to the purchaser or assignee, such non-disturbance and attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

ARTICLE 22

NO MERGER

    22.1 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

ARTICLE 23

SURRENDER OF PREMISES

    23.1 Surrender of Premises. At the end of the Term or upon sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, broom-clean, in the same condition that existed immediately prior to the Term Commencement Date, reasonable wear and tear excepted. All personal property or tenant improvements not removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord. Tenant's obligations to remove any or all personal property, improvements, signs, fixtures, trade fixtures and Alterations (whether or not previously approved by Landlord) and repair any damage resulting from such removal are set forth in Section 8.2 of this Lease. Tenant's obligations under this Section 23.1 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

ESTOPPEL CERTIFICATE

    24.1 Estoppel Certificate. At any time and from time to time, but in no event on less than ten (10) calendar days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or any person or entity designed by Landlord, promptly upon request, a certificate certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the commencement and expiration dates of this Lease; (c) whether there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (f) the date, if any, to which rent and other sums payable hereunder have been paid; (g) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate; (h) the amount of any security deposit and prepaid rent; and (i) such other matters as may be reasonably requested by Landlord. If Tenant fails to deliver the executed certificate within ten (10) calendar days after receipt thereof by Tenant, Tenant irrevocably constitutes and appoints Landlord as its special attorney in fact to execute and deliver the certificate to any third party.

ARTICLE 25

NOTICES

    25.1 Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and may be delivered to the intended recipient either by hand-delivery (either by an agent or representative of the person intending delivery or by a nationally recognized express delivery service such as Federal Express, DHL or a similar service), telecopier or by U.S. Mail. If the notice is delivered by U.S. Mail, it shall be deemed to have been received by the intended recipient forty-eight (48) hours following its deposit in the United States mail, certified or registered, postage prepaid (if to Tenant, addressed to Tenant at the address for Tenant set out in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; if to Landlord, at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant). If the notice is hand-delivered by an agent or representative of the person intending delivery or by a nationally recognized delivery service, it shall be deemed to have been received by the intended recipient on the date of actual receipt. If the notice is delivered by telecopier or telefax or similar electronic device, it shall be deemed to have been received by the intended recipient on the date the notice was actually transmitted; provided, however, if the telecopied or telefaxed notice is received after 6:00 p.m. on a normal business day, or, is received at any time on a nationally recognized holiday, then said notice will not be deemed received until 8:00 a.m. on the next succeeding business day.

ARTICLE 26

SUCCESSORS

    26.1 Successors. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this Section shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of Article 10.

ARTICLE 27

INSURANCE

    27.1 Liability and Workman's Compensation Insurance.

      (a) Tenant's Liability Insurance. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect during the Term of this Lease (as the same may be extended), for the protection of Landlord and Tenant as co-insureds, comprehensive general liability insurance, including contractual liability coverage, applying to the use and occupancy of the Premises and all Buildings and improvements thereon, or any part of thereof, or any areas adjacent thereto, and the business operated by Tenant or any other occupant on the Premises, with a minimum combined single limit of coverage liability of Three Million Dollars ($3,000,000), insuring against all liability of Tenant and Landlord and their authorized representatives arising out of or in connection with Tenant's use or enjoyment or occupancy of the Premises.

      (b) Workman's Compensation Insurance. Tenant shall, at its sole cost and expense, procure and maintain in full force and effect during the Term of this Lease (as the same may be extended) a policy or policies of Workman's Compensation Insurance in the amount prescribed by the laws of the State of California.

    27.2 Property and Tenant Improvement Insurance.

      (a) Property Insurance. Landlord shall obtain and keep in force during the Term of this Lease (as the same may be extended) a policy or policies of fire and extended coverage in the name of Landlord with the loss payable to the holders of any mortgages, deeds of trust or ground leases on the premises ("Lenders") insuring loss or damage to the Premises and any Building and the Real Property. The amount of such insurance shall be equal to the full replacement cost of the Premises and/or any Building and/or the Real Property (as the case may be), as the same shall exist from time to time, or the amount required by Lenders. Such policy or policies shall also insure against all risks of direct physical loss or damage, including flood and earthquake, and shall insure against loss due to vandalism and malicious mischief. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by factor of not less than the adjusted U.S. Department of Labor consumer price index for all urban consumers for San Francisco. If such insurance coverage has a deductible clause, then unless otherwise specified in this Lease, Tenant agrees to be responsible for payment of any deductible amount due on any claim for an Insured Loss.

         (i) In the event of any insured damage or destruction to the Premises, the Real Property or any Building located thereon as a result of an earthquake, Landlord shall pay all amounts required by the deductible portion of the policy of insurance and the amount paid by Landlord for the deductible portion of said policy shall then become an item of Operating Cost of the Premises pursuant to Article 4 of this Lease. However, said amount shall be amortized (with interest at 10% per annum) over the shorter of: (A) the remaining Term of this Lease (including any option Periods for which an Option has been timely and properly exercised); or (B) ten (10) years. Provided further, if the amortization of said amount has commenced but Tenant later timely and properly exercises an Option to extend the Term of this Lease, the then unamortized portion of said amount shall, at the commencement of the Option Period be amortized (with interest at 10% per annum) over the shorter of: (D) the remainder of the Term of this Lease (including the Option Period just commenced); or (E) ten (10) years.

      (b) Tenant Improvement Insurance. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect during the Term of this Lease (as the same may be extended) a policy or policies on all of its personal property, tenant improvements (whether installed by Landlord or Tenant), fixtures, trade fixtures, equipment, Alterations (whether or not installed with Landlord's consent), in, on, or about the Premises or any Building or improvement therein or thereon, a policy of standard fire and extended coverage insurance, with theft, vandalism, plate glass and malicious mischief endorsements, to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Tenant for the replacement of such personal property or the restoration of such tenant improvements or Alterations. The "full replacement value" of the improvements to be insured under this Section 27.2(b) shall be determined by the company issuing the insurance policy at the time the policy is initially obtained.

    27.3 Landlord's Liability Insurance. Landlord shall obtain and keep in force during the Term of this Lease (as the same may be extended) a policy or policies of landlord's or lessor's liability. Such policy or policies shall insure respectively on a blanket basis Landlord and the value of all Buildings and all improvements installed therein by Landlord. To the extent that the premium for the policies required by this Section 27.3 shall be increased solely as a result of Tenant's use of the Premises, Tenant shall bear one hundred percent (100%) of such increase in premiums, and shall pay the same to Landlord on demand, as Additional Rent.

      (a) Landlord shall not be liable in any manner for any uninsured injury, damage or loss incurred by Tenant from the acts or attempted acts of burglary, theft or vandalism committed by either identified or unidentified persons, except for the acts or attempted acts of Landlord and its employees or agents against the Premises.

    27.4 Insurance Criteria. Insurance required hereunder shall be in companies duly licensed to transact business in the State of California and maintaining during the policy term a "general policy holders rating" of not less than "All and a financial rating of not less than Class "X" as set forth in the most current issue of "Best Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Article. Tenant shall cause to be delivered to Landlord certified copies of the policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modifications except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent, if Tenant shall fail to procure and maintain the insurance required to be carried by Tenant under this Article.

ARTICLE 28

PROTECTION OF LENDER

    28.1 Subordination. This Lease, at the option of Landlord, shall be subject and subordinate at all times to any lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Premises or any Building or the Real Property upon which any Building is situated, or both, or on or against Landlord's interest or estate therein, all without the necessity of any further instrument executed or delivered by or an the part of Tenant for the purpose of effectuating such subordination. Notwithstanding the, foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord. If this Lease is to be subject and subordinate to any mortgage or deed of trust executed after this date, Landlord shall use reasonable efforts to obtain from the holder thereof ("Holder") a written agreement that, so long as Tenant is not then in default under this Lease, Tenant's rights under this Lease shall not be affected by succession of Holder to the rights of Landlord or by enforcement of any rights under such instrument so long as Tenant attorns to the Holder or such other person as may succeed to the interest of Landlord by virtue of enforcement of any rights under such instrument.

    28.2 Tenant's Financial Statements For Lender or Holder. Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective Holder that Landlord designates, such financial statements as are reasonably required by such Holder to verify the net worth of Tenant (or any assignee, subtenant or guarantor of Tenant) to facilitate the financing or refinancing of the Real Property or any Building located thereon. Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement and that all financial statements shall be confidential and used only for the purposes stated herein; provided, however, Tenant shall have the right to deliver its financial statements directly to the Holder requesting the same and not to Landlord, unless Landlord first executes a confidentiality agreement on terms and conditions reasonably acceptable to Landlord and Tenant.

    28.3 Landlord's Default Under This Lease. If Landlord is in default under this Lease, Tenant will accept the cure of any such default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant gives notice thereof to each such Holder and the default is not cured within thirty (30) calendar days thereafter or such greater time as may be reasonably necessary to cure such default. A default by Landlord under this Lease which cannot reasonably be cured within said thirty (30) calendar day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

    28.4 Modification of Lease For Lender. If any prospective Holder should require, as a condition of any mortgage or deed of trust, a modification of the provisions of this Lease, Tenant shall approve and execute any such modifications promptly after request, provided no such modification shall relate to the rent payable hereunder or the length of the Term hereof or otherwise materially alter the rights or obligations of Landlord or Tenant hereunder.

ARTICLE 29

MISCELLANEOUS

    29.1 Captions. The captions and headings of the Articles and Sections in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

    29.2 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

    29.3 Number and Genders; Joint and Several Liability. The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

    29.4 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

    29.5 Cumulative Remedies. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

    29.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement.

    29.7 Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

    29.8 Authority. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorize d to do so.

    29.9 No-Representations or Warranties. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Real Property, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

    29.10Brokers. Except as set forth herein, Tenant and Landlord each represent and warrant to the other that they have not dealt with any licensed broker or other person in connection with this Lease, and Tenant and Landlord hereby agree to indemnify, defend, protect and hold one another free and harmless from any claim by any person or entity claiming a fee, commission or other remuneration based on the transaction contemplated in this Lease.

      (a) Landlord hereby discloses to Tenant that Berlex and Landlord engaged the services of Cornish & Carey Commercial ("C&C"), a licensed California real estate broker, and agreed to pay C&C a real estate commission ("Commission") for services rendered in this transaction. Pursuant to that agreement, Berlex agreed to be responsible for and pay C&C the portion of the Commission attributable to the first four (4) years of the Term of this Lease, and Landlord agreed to and shall pay C&C the portion of the Commission attributable to the last six (6) years of the Term of this Lease.

    29.11Amendments. This Lease may not be altered, changed, or amended except by an instrument signed by both parties hereto.

    29.12Request for Financial Statements. If Landlord desires to finance, re-finance, lease or sell the Premises or any part thereof, Tenant shall within fifteen (15) calendar days following receipt from Landlord of a written request therefore, deliver to Landlord such financial statements of Tenant as may be reasonably required by such Lender or purchaser, including but not limited to Tenant's financial statements for the past two (2) years. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

    29.13Covenants, Conditions and Restrictions and Rules and Regulations. Tenant agrees to faithfully observe and strictly comply with the provisions of all Covenants, Conditions and Restrictions which are now recorded or are later against the Real Property and all Rules and Regulations which are applicable to this Lease, to the Project and to Tenant's use or proposed use of the Premises.

    29.14Right of Landlord to Perform. All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's expense and without any reduction of or offset or credit against Annual Base Rent, Annual Option Period Base Rent or any Additional Rent. If Tenant fails to perform any term or covenant hereunder on its part to be performed (other than the payment of Annual Base Rent, Annual Option Period Base Rent or Additional Rent) and such failure shall continue for ten (10) calendar days after the date when due written notice, thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant's part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the maximum rate allowed by law from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord as Additional Rent on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Annual Base Rent, Annual Option Period Base Rent or Additional Rent hereunder.

    29.15Signatures on Lease. On the Lease Execution Date, Landlord and Tenant shall deliver to one another four (4) duplicate counterpart originals of this Lease, with each signature page bearing either (a) the original inked signature of the person authorized to sign this Lease, or (b) a copy of an original inked signature transmitted by telecopier or telefax. Provided, however, that any party delivering signatures as provided in Section 29.15(b) shall deliver to the other party four (4) duplicate original counterpart signature pages of this Lease, each bearing the original inked signature of the person authorized to sign this Lease, not later than 5:00 p.m. Friday, January 8, 1993 (the "Penalty Date"). If any party for any reason fails to deliver to the party entitled thereto the required four (4) original signature pages bearing original inked signatures prior to the Penalty Date, then said party shall be deemed in default under this Lease. The defaulting party shall be fined One Thousand and No/00 Dollars ($1,000.00) for each calendar day after the Penalty Date that said party fails to comply with the requirements of this Section 29.15. In the case of Tenant, any such fine shall be payable immediately upon demand by Landlord as Additional Rent; and in the case of Landlord, any such fine shall (notwithstanding any provision in this Lease to the contrary) be credited against the next due installment of Annual Base Rent until paid in full.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate on the dates set forth below and this Lease shall be effective as of the latter of such dates.

LANDLORD:
GRAND/ROEBLING INVESTMENT COMPANY, a California limited partnership
By:	/s/ STANLEY MATTISON J. Stanley Mattison, General Partner	Dated:	1/1/93
TENANT:
SHAMAN PHARMACEUTICALS, INC., a California corporation,
By:	/s/ LISA A. CONTE Lisa A. Conte, President	Dated:	1/1/93

Exhibit "A"

GRAPHIC DESCRIPTION: GRAPHIC SHOWING THE PREMISES.

Exhibit "B-1"

LEGAL DESCRIPTION OF REAL PROPERTY
LEASED TO TENANT

    ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

  Parcel 1, containing approximately 1.3914 acres more or less, known as San Mateo County Assessors Parcel Number 015041-200, more particularly described an follows:

  BEGINNING AT A POINT ON THE NORTHERLY BOUNDARY LINE OF SWIFT AVENUE SAID POINT BEING ON THE SOUTHEASTERLY LINE OF SOUTH SAN FRANCISCO BELT RAILWAYS PROPERTY AND BEING SOUTH 89° 52' 30" WEST 678.00 FEET AND NORTH 29° 25' 30" EAST 57.48 FEET FROM A GRANITE MONUMENT SET IN CENTER LINE OF SWIFT AVENUE, AS THE FIRST ANGLE POINT THEREIN EAST OF THE SOUTHERN PACIFIC COMPANY'S RAILROAD; RUNNING THENCE FROM SAID POINT OF BEGINNING ALONG THE SOUTHEASTERLY LINE OF SAID BELT RAILWAY'S PROPERTY NORTH 29° 25' 30" EAST 348.36 FEET; THENCE NORTH 89° 52' 30" EAST 200 FEET; THENCE SOUTH 29° 25' 30" WEST 348.36 FEET TO A POINT ON THE SAID NORTHERLY BOUNDARY LINE OF SWIFT AVENUE; THENCE SOUTH 89° 52' 30" WEST ON AND ALONG SAID NORTHERLY BOUNDARY LINE OF SWIFT AVENUE 200 FEET TO THE POINT OF BEGINNING.

  EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL OF LAND:

  BEGINNING AT THE NORTHEASTERLY CORNER OF LANDS CONVEYED TO JOHN D. COCHIN AND SYLVARINE M. COCHIN, HIS WIFE, BY DEED RECORDED JANUARY 9, 1934, IN BOOK 609 OF OFFICIAL RECORDS OF SAN MATEO COUNTY AT PAGE 391 (35412-C), SAID POINT ALSO BEING THE SOUTHEASTERLY CORNER OF LANDS DESCRIBED IN DEED TO EARL O. COOP AND HAZEL L. COOP, HIS WIFE, RECORDED OCTOBER 2, 1950 IN BOOK 1949 OF OFFICIAL RECORDS OF SAN MATEO COUNTY AT PAGE 445 (89931-1); THENCE SOUTH 29° 25' 30" WEST 48.938 FEET TO A POINT; THENCE NORTH 60° 24' 30" WEST 87.207 FEET TO A POINT ON THE DIVIDING LINE OF THE LANDS OF COCHIN AND COOP ABOVE MENTIONED; THENCE ALONG SAID DIVIDING LINE NORTH 89° 52' 30" EAST 100 FEET TO THE POINT OF BEGINNING.

  Parcel 2 also part of and known as San Mateo County Assessors parcel Number 015-041-200, more particularly described an follows:

  BEGINNING AT A POINT IN THE EASTERLY LINE OF THE RIGHT OF WAY OF THE SOUTH SAN FRANCISCO BELT RAILWAY, SAID POINT OF BEGINNING BEING DISTANT SOUTH 89° 52' 30" WEST 678.60 FEET AND NORTH 29° 25' 30" EAST 405.84 FEET FROM A GRANITE MONUMENT SET IN THE CENTER LINE OF EAST GRAND AVENUE, FORMERLY SWIFT AVENUE, AT THE FIRST ANGLE POINT EAST OF THE SOUTHERN PACIFIC RAILROAD, SAID POINT BEING THE SOUTHWESTERLY CORNER OF THE LANDS CONVEYED TO EARL O. COOP AND HAZEL L. COOP, HIS WIFE, BY DEED RECORDED OCTOBER 2, 1950 IN BOOK 1949 OF OFFICIAL RECORDS OF SAN MATEO COUNTY AT PAGE 445 (89931-1); THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY LINE OF SAID BELT LINE RIGHT OF WAY NORTH 29° 25' 30" EAST 48.938 FEET TO A POINT; THENCE SOUTH 60° 24' 30" EAST 87.207 FEET TO A POINT ON THE DIVIDING LINE OF THE LANDS OF COOP ABOVE MENTIONED AND THE LANDS CONVEYED TO JOHN D. COCHIN AND SYLVARINE M. COCHIN, HIS WIFE, BY DEED RECORDED JANUARY 9, 1984 IN BOOK 609 OF OFFICIAL RECORDS

  OF SAN MATEO COUNTY AT PAGE 391 (35412-C); THENCE ALONG SAID DIVIDING LINE SOUTH 89° 52' 30" WEST 100.00 FEET TO THE POINT OF BEGINNING.

  Parcel 3, containing approximately 2.627 acres more or less, known as San Mateo County Assessors Parcel Number 015-041-270, more particularly described as follows:

  BEGINNING AT THE MOST EASTERLY CORNER OF THE LAND DESCRIBED IN THE DEED FROM MILLAND DEVELOPMENT COMPANY, A CORPORATION, TO CROCKER-ANGLO NATIONAL BANK, AS TRUSTEE, DATED APRIL 1, 1957, AND RECORDED APRIL 2, 1957, IN BOOK 3197 OF OFFICIAL RECORDS OF SAN MATEO COUNTY AT PAGE 547 AND RUNNING THENCE NORTH 56° 37' 18" WEST 83.06 FEET; THENCE SOUTH 33° 22' 42" WEST 201.60 FEET TO THE NORTHERLY LINE OF EAST GRAND AVENUE; THENCE ALONG SAID NORTHERLY LINE SOUTH 89° 52' 30" WEST 202.08 FEET; THENCE LEAVING SAID NORTHERLY LINE AND RUNNING NORTH 29° 25' 30" EAST 299.42 FEET; THENCE NORTH 60° 49' 27" WEST 173.99 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF LOT 6, BLOCK 2, AS SAID LOT AND BLOCK ARE DELINEATED AND SO DESIGNATED UPON THAT CERTAIN MAP TITLED, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1, SOUTH SAN FRANCISCO, SAN MATEO COUNTY, CALIFORNIA", FILED FOR RECORD IN BOOK 61 OF MAPS AT PAGES 45 THROUGH 49, SAN MATEO COUNTY RECORDS; THENCE ALONG SAID SOUTHEASTERLY LINE NORTH 29° 25' 30" EAST 11.48 FEET; THENCE ALONG A TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 545.55 FEET THROUGH A CENTRAL ANGLE OF 25° 33' 31" AN ARC LENGTH OF 243-36 FEET; THENCE LEAVING SAID SOUTHEASTERLY LINE AND RUNNING SOUTH 21° 07' 18" EAST 167.23 FEET; THENCE SOUTH 56° 37' 18" EAST 273.35 FEET TO A POINT ON THE NORTHWESTERLY LINE OF ROEBLING ROAD, AS SAID ROAD IS SHOWN UPON SAID MAP TITLED "MILLAND TRACT", THENCE ALONG SAID NORTHWESTERLY LINE SOUTH 33° 22' 42" WEST 125.64 FEET TO THE POINT OF BEGINNING.

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Exhibit "B-2"

LEGAL DESCRIPTION OF EASEMENT PARCEL

    ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

  Parcel 4, containing approximately 2.676 acres more or less, known as San Mateo County Assessors Parcel Number 015-041-280, more particularly described as follows:

  BEGINNING AT THE MOST NORTHERLY CORNER OF LOT 5, AS SAID LOT IS DELINEATED AND SO DESIGNATED UPON SAID MAP TITLED, "MILLAND TRACT" AND RUNNING THENCE SOUTH 33° 22' 42" WEST 16.17 FEET TO A POINT IN THE RIGHT OF WAY LINE OF ROEBLING ROAD AS SHOWN UPON SAID MAP TITLED, "MILLAND TRACT", THENCE ALONG SAID RIGHT OF WAY LINE NORTH 56° 37' 18" WEST 93.17 FEET; THENCE SOUTH 33° 22' 42" WEST 10.00 FEET; THENCE ALONG A CURVE TO THE LEFT FROM A TANGENT BEARING SOUTH 89° 49' 16" WEST, HAVING A RADIUS OF 60.00 FEET THROUGH A CENTRAL ANGLE OF 122° 51' 52" AN ARC LENGTH OF 128.66 FEET; THENCE ALONG A TANGENT (REVERSE) CURVE TO THE RIGHT HAVING A RADIUS OF 40.00 FEET THROUGH A CENTRAL ANGLE OF 66° 25' 18" AN ARC LENGTH OF 46.37 FEET; THENCE SOUTH 33° 22' 42" WEST 214.89 FEET; THENCE LEAVING SAID RIGHT OF WAY LINE AND RUNNING NORTH 56° 37' 18" WEST 273.35 FEET; THENCE NORTH 21° 07' 18" WEST 167.23 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF LOT 6, BLOCK 2, AS SAID LOT AND BLOCK ARE DELINEATED AND SO DESIGNATED UPON SAID MAP TITLED, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1"; THENCE ALONG SAID SOUTHEASTERLY LINE ON A CURVE TO THE RIGHT FROM A TANGENT BEARING NORTH 54° 59' 01" EAST, HAVING A RADIUS OF 545.55 FEET THROUGH A CENTRAL ANGLE OF 25° 12' 55", AN ARC LENGTH OF 240.09 FEET; THENCE NORTH 84° 13' 07" EAST 56.35 FEET; THENCE SOUTH 85° 42' 59" EAST 109.14 FEET; THENCE SOUTH 56° 37' 18" EAST 196.53 FEET TO THE POINT OF BEGINNING.

Exhibit "C"

THREE PARTY AGREEMENT

TO BE ATTACHED

Exhibit D

RULES AND REGULATIONS

    1.  Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways in each Building shall not be obstructed by Tenant or used for any purpose other, than for ingress to and egress from places within the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities.

    2.  No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Building shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of any Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant.

    3.  If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

    4.  No signs will be permitted on any entry door on any Building except in Landlord's standard form.

    5.  The bulletin board or director of each Building will be provided exclusively for the display of the name and location of persons employed by Tenant and Landlord reserves the right to exclude any other names therefrom.

    6.  No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of the draperies and shall in no way be visible from the exterior of any Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of any Building.

    7.  During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to any Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Buildings.

    8.  Landlord shall in no way be responsible to Tenant for any loss of property on the premises, however occurring, or for any damage done to the property of Tenant by the janitor or any other employee or any other person.

    9.  Tenant shall see that the doors of each Building are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave such Building, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other persons or occupants of each Building or Landlord.

    10. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of any Building without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

    11. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to all Buildings, offices, rooms and toilet rooms which shall have been furnished to the Tenant or which the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

    12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

    13. Tenant shall not use or keep in its premises or any Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

    14. Tenant shall not use, keep or permit to be used or kept in any Building any foul or noxious gas or substance or permit or suffer such Building to be occupied or used in a manner offensive or objectionable to Landlord or other tenants in the Project by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Building.

    15. No cooking shall be done or permitted by Tenant in any Building, except that the preparation of coffee, tea, hot chocolate and similar items (by coffee or water heating device or by microwave oven) for Tenant and its employees shall be permitted, nor shall such premises be used for lodging.

    16. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises.

    17. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all parts of the Buildings shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

    18. Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls of any Building.

    19. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of any Building in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant, or by whose contractors, employees or invitees, the damage shall have been caused.

    20. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into any Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to any Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

    21. Tenant shall not overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface any Building or any part thereof.

    22. There shall not be used in any space in any Building any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by Tenant into or kept in or about any Building.

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    23. Tenant shall store all its trash and garbage within the interior of each Building. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of South San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryway and elevators provided for such purposes and at such times as Landlord shall designate.

    24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of any Building.

    25. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant.

    These Rules and Regulations may be changed from time to time and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

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FIRST AMENDMENT TO LEASE

    This FIRST AMENDMENT TO LEASE ("First Amendment"), is made and entered into this 29th day of April, 1994, by and between GRAND/ROEBLING INVESTMENT COMPANY, a California limited partnership ("LANDLORD"), and Shaman Pharmaceuticals,  Inc., a California Corporation ("TENANT"), respecting that certain lease dated January 1, 1993 ("LEASE"), by and between Landlord and Tenant, which Lease is currently in full force and effect. Except as expressly modified within this First Amendment, all terms and conditions of the Lease shall remain unmodified and in full force and effect and shall apply to the Expansion Premises defined hereinbelow. Further, any portion of this First Amendment held not to be enforceable or valid for any reason whatsoever shall not serve to invalidate or lessen the effect or enforceability of any provisions of the Lease as they existed prior to the modifications herein contained.

    Under the Lease, the Premises are defined as all (100%) of Parcels 1, 2 and 3 as described in Exhibit B-1 of the Lease Parcel 4 is adjacent to the Premises and is occupied by an unrelated tenant.

    On November 18, 1993, a new parcel map was filed, in accordance with requirements of the City of South San Francisco, which consolidated all four parcels into a single parcel designated as Assessor's Parcel Number 015-041-300, which is for all purposes herein defined as the "Expanded Premises" (the Premises as defined in the Lease plus the Expansion Premises as defined hereinbelow).

    NOW, THEREFORE, inasmuch as Landlord and Tenant wish to amend the Lease by execution of this First Amendment, to a) increase the Premises by the addition of the above-referenced Parcel 4, comprised of the building and land known as 333 Roebling Road, ("Expansion Premises"), and b) increase the Annual Base Rent and Tenant's Percentage Share also referred to as "Tenant's Share" for payment of Common Area and Operating Costs and Taxes, all terms as defined in the Lease, the Landlord and Tenant hereby agree as follows:

  Expanded Premises

    The "Premises" description paragraph of the Basic Lease Information summary, page (iii), which defines the Premises under the Lease, is hereby amended to include all (100%) of the Expansion Premises, more particularly described in Exhibit A-1 of this First Amendment. Accordingly, all (100%) of former Parcels 1, 2, 3 and 4, now designated in total as Assessor's Parcel #015-041-300, shall constitute the Tenant's Expanded Premises from and after the commencement of this First Amendment. Nothing herein is intended to nor shall modify or amend in any way Landlord's rights regarding former Parcels 1 and 2 as described and referenced in Section 1.01(b) of the Lease.

  Rent Commencement Date and Term—Expansion Premises

    Tenant shall commence payment of Base Rent and Additional Rent for the Expansion Premises upon the earlier of a) Tenant's possession of the Expansion Premises, or b) September 1, 1995 ("Rent Commencement Date"). The Term of this First Amendment covering the Expansion Premises shall expire on the same date as the Term for the Premises defined in the Lease. Further, any references to Option Periods for extension of Terms shall automatically hereafter include the entire Expanded Premises.

  Annual Base Rent—Expansion Premises

    The Base Rent described in the Basic Lease Information summary, page (iv), shall be increased to reflect the additional Base Rent for the Expansion Premises as set forth hereinbelow. In addition to the amounts stipulated in the Basic Lease Information summary, Tenant shall also pay the following as Base Rent for the Expansion Premises:

(1)
Effective upon the Rent Commencement Date, Tenant shall pay $28,080 per month as Base Rent for the Expansion Premises, through December 31, 1996.

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(2)
Effective January 1, 1997, Tenant shall pay $30,240 per month as Base Rent for the Expansion Premises, through December 31, 1997.

(3)
Effective January 1, 1998, Tenant shall pay an increased Base Rent for the Expansion Premises, also to be further increased annually thereafter, all in accordance with provisions of Section 3.02 of the Lease, which describes the method for the annual calculation of such increases on each Adjustment Date, for the remainder of the Term of the Lease.

  Security Deposit

    Upon execution of this First Amendment, Tenant shall deposit with Landlord a Security Deposit increase in the sum of $28,080 for the Expansion Premises.

  Tenant's Percentage Share—Common Area and Operating Costs and Tax Costs

    Tenant's Percentage Share of Common Area and Operating Costs and Tax Costs as referenced in the Basic Lease Information sheet page (v) of the Lease shall be increased to reflect the Expanded Premises, and shall therefore be one hundred percent (100%). Further, Tenant's Percentage Share of costs attributable to Shared Common Area and/or Tenant's Common Area as defined in the Lease shall be increased to one hundred percent (100%).

  Condition of Expansion Premises

    Tenant acknowledges that it accepts the Expansion Premises in accordance with the terms and conditions of Sections 1.3(c), 6.4 and 6.5 of the lease.

  Subletting—Expansion Premises

    Landlord acknowledges that Tenant may wish to sublease the Expansion Premises on an interim basis in the event Tenant is not ready to utilize said Expansion Premises in its own business by the Rent Commencement Date of this First Amendment. Accordingly, in order to accommodate such circumstance, Landlord hereby agrees to waive provisions (i), (ii) and (iii) of Section 10.1, but only for a temporary sublease of the Expansion Premises and only during the period ending twenty-four months after the Term Commencement Date herein defined, and only in the event Tenant remains totally responsible to Landlord for direct performance of all obligations under the Lease and under this First Amendment, including all financial payments of any kind as scheduled in this First Amendment.

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    IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease in duplicate on the dates set forth below and shall be effective as of the latter of such dates.

LANDLORD:
GRAND/ROEBLING INVESTMENT COMPANY, a California limited partnership
By:	/s/ J. STANLEY MATTISON J. Stanley Mattison, General Partner	Dated:	April 29, 1994
TENANT:
SHAMAN PHARMACEUTICALS, INC., a California Corporation,
By:	/s/ LISA A. CONTE Lisa A. Conte, President	Dated:	April 14, 1994

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Exhibit A-1

EXPANSION PREMISES

Graphic Description: Graphic showing Parcels 1, 2, 3 and 4

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Exhibit A-1

EXPANSION PREMISES

    ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

  Parcel 4, containing approximately 2.676 acres more or loss, known as San Mateo County Assessors Parcel Number 015-041-280, more particularly described as follows:

  BEGINNING AT THE MOST NORTHERLY CORNER OF LOT 5, AS SAID LOT IS DELINEATED AND SO DESIGNATED UPON SAID MAP TITLED, "MILLAND TRACT" AND RUNNING THENCE SOUTH 33° 22' 42" WEST 16.17 FEET TO A POINT IN THE RIGHT OF WAY LINE OF ROEBLING ROAD AS SHOWN UPON SAID MAP TITLED, "MILLAND TRACT", THENCE ALONG SAID RIGHT OF WAY LINE NORTH 56° 37' 18" WEST 93.17 FEET; THENCE SOUTH 33° 22' 42" WEST 10.00 FEET; THENCE ALONG A CURVE TO THE LEFT FROM A TANGENT BEARING SOUTH 89° 49' 16" WEST HAVING A RADIUS OF 60.00 FEET THROUGH A CENTRAL ANGLE OF 122° 51' 52" AN ARC LENGTH OF 128.66 FEET; THENCE ALONG A TANGENT (REVERSE) CURVE TO THE RIGHT HAVING A RADIUS OF 40.00 FEET THROUGH A CENTRAL ANGLE OF 66° 25' 18" AN ARC LENGTH OF 46.37 FEET; THENCE SOUTH 33° 22' 42" WEST 214.89 FEET; THENCE LEAVING SAID RIGHT OF WAY LINE AND RUNNING NORTH 56° 37' 18" WEST 273-35 FEET; THENCE NORTH 21° 07' 18" WEST 167.23 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF LOT 6. BLOCK 2, AS SAID LOT AND BLOCK ARE DELINEATED AND SO DESIGNATED UPON SAID MAP TITLED, "CABOT, CABOT & FORBES INDUSTRIAL PARK UNIT NO. 1." THENCE ALONG SAID SOUTHEASTERLY LINE ON A CURVE TO THE RIGHT FROM A TANGENT BEARING NORTH 54° 59' 01" EAST, HAVING A RADIUS OF 545-55 FEET THROUGH A CENTRAL ANGLE OF 25° 12' 55", AN ARC LENGTH OF 240.09 FEET; THENCE NORTH 84° 13' 07" EAST 56.35 FEET; THENCE SOUTH 85° 42' 59" EAST 109.14 FEET; THENCE SOUTH 56° 37' 18" EAST 196.53 FEET TO THE POINT OF BEGINNING.

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QuickLinks

  Exhibit 10.31
ARTICLE 1 PREMISES
ARTICLE 2 TERM; OPTION TO EXTEND TERM
ARTICLE 3 ANNUAL BASE RENT; OPTION PERIOD RENT
ARTICLE 4 ADDITIONAL RENT TENANT'S SHARE OF COMMON AREA AND OPERATING COSTS; TENANT'S SHARE OF TAXES
ARTICLE 5 SECURITY DEPOSIT
ARTICLE 6 USE; NUISANCE OR WASTE; NO ILLEGAL USE; CONDITION OF PREMISES "AS-IS"; NON-COMPLIANCE WITH CODES
ARTICLE 7 SERVICES AND UTILITIES
ARTICLE 8 ADDITIONS, ALTERATIONS, IMPROVEMENTS AND RESTORATION
ARTICLE 9 REPAIRS AND MAINTENANCE; SIGNS
ARTICLE 10 ASSIGNMENT AND SUBLETTING
ARTICLE 11 INDEMNIFICATION: LIMITATION OF LIABILITY
ARTICLE 12 DESTRUCTION OR DAMAGE
ARTICLE 13 WAIVER OF SUBROGATION
ARTICLE 14 RULES AND REGULATIONS
ARTICLE 15 ENTRY BY LANDLORD
ARTICLE 16 DEFAULT
ARTICLE 17 ATTORNEYS' FEES
ARTICLE 18 HOLDING OVER
ARTICLE 19 WAIVER
ARTICLE 20 EMINENT DOMAIN
ARTICLE 21 SALE BY LANDLORD
ARTICLE 22 NO MERGER
ARTICLE 23 SURRENDER OF PREMISES
ARTICLE 24 ESTOPPEL CERTIFICATE
ARTICLE 25 NOTICES
ARTICLE 26 SUCCESSORS
ARTICLE 27 INSURANCE
ARTICLE 28 PROTECTION OF LENDER
ARTICLE 29 MISCELLANEOUS